PROSPECTUS SUPPLEMENT	Filed pursuant to rule 424(b)(5)
Registration No. 333-292580

INLIF LIMITED

Up to 435,000 Class A Ordinary Shares

Pre-Funded Warrants to purchase 1,908,750 Class A Ordinary Shares

Series A Warrants to purchase 7,352,943 Class A Ordinary Shares

Series B Warrants to purchase up to 7,352,943 Units, each Unit consisting of one Class A Ordinary Share (or one Pre-Funded Warrant in lieu thereof) and one Series A Warrant

Series C Warrants to purchase up to 5,009,193 Class A Ordinary Shares

Up to 28,976,772 Class A Ordinary Shares Underlying the Pre-Funded Warrants, Series A Warrants, Series B Warrants, Series C Warrants

We are offering on a best-efforts basis up to 435,000 Class A ordinary shares, par value US$0.0001 per share (each a “Class A Ordinary Share”), of INLIF LIMITED (“INLIF,” the “Company,” “we,” “our,” “us”), together with (i) Series A warrants, each to purchase up to one Class A Ordinary Share (each a “Series A Warrant”), (ii) Series B warrants, each to purchase one Unit (as defined below) (each a “Series B Warrant”), and (iii) Series C warrants to purchase Class A Ordinary Shares (each a “Series C Warrant” and, together with the Series A Warrants and the Series B Warrants, the “Ordinary Warrants”), at an offering price of US$1.60 per Class A Ordinary Share and accompanying Ordinary Warrants. Each “Unit” issuable upon exercise of a Series B Warrant consists of one Class A Ordinary Share (or one Pre-Funded Warrant in lieu thereof) and one Series A Warrant.

We are also offering to each purchaser, if any, whose purchase of Class A Ordinary Shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our issued and outstanding Class A Ordinary Shares immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants to purchase up to 1,908,750 Class A Ordinary Shares (the “Pre-Funded Warrants”, collectively with the “Ordinary Warrants”, the “Warrants”), in lieu of Class A Ordinary Shares that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of such purchaser, 9.99%) of our issued and outstanding Class A Ordinary Shares. Each Pre-Funded Warrant will be immediately exercisable for one Class A Ordinary Share and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The purchase price of each Pre-Funded Warrant will equal the price per share at which the Class A Ordinary Shares are being sold to the public in this offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant will be $0.0001 per share, provided that such exercise price shall not fall below the par value per share in any event. For each Pre-Funded Warrant we sell, the number of Class A Ordinary Shares we are offering will be decreased on a one-for-one basis.

Each Series A Warrant will entitle the holder to purchase one Class A Ordinary Share at an initial exercise price of $1.60 per Class A Ordinary Share (representing 100% of the offering price of each Class A Ordinary Share and accompanying Ordinary Warrants), will be immediately exercisable and will expire five (5) years from the date of issuance. On the twentieth (20th) trading day after the closing of this offering (the “Series A and B Reset Date” and the five-trading-day period ending on the Series A and B Reset Date, the “Series A and B Reset Period”), if the lowest VWAP of our Class A Ordinary Shares over the Series A and B Reset Period is less than the initial exercise price, the exercise price of the Series A Warrants will be reduced to such lowest VWAP and the number of Class A Ordinary Shares issuable upon exercise will be proportionately increased so that the aggregate exercise price remains unchanged (the “Reset Mechanism”). The exercise price of Series A Warrants in connection with the reset is subject to a floor price of $0.51.

Each Series B Warrant will entitle the holder to purchase one Unit at an initial exercise price of $1.60 per Unit (representing 100% of the offering price of each Class A Ordinary Share and accompanying Ordinary Warrants), will be immediately exercisable and will expire sixty (60) days from the date of issuance, and is subject to the same Reset Mechanism. The exercise price of Series B Warrants in connection with the reset is subject to a floor price of $0.51.

The Series A Warrants and Series B Warrants also contain certain downward adjustment mechanisms and anti-dilution provisions in the event of share combinations and reverse splits, and the Series A Warrants also in the event of future dilutive issuances. Such adjustments are not subject to any floor price. See “Description of Warrants” on page 47 of this prospectus for more information regarding the terms of the Common Warrants.

Each Series C Warrant will have an exercise price of $0.0001 per Class A Ordinary Share and will initially be exercisable for zero Class A Ordinary Shares; on the tenth (10th) trading day after issuance, with the issuance date included (the “Series C Reset Date” and such ten-trading-day period ending on the Series C Reset Date, the “Series C Reset Period”), the number of Class A Ordinary Shares issuable upon exercise of the Series C Warrants will be increased, if the average daily VWAP of our Class A Ordinary Shares during the Series C Reset Period (subject to a floor price of $0.51) is below the offering price of $1.60, to the number of additional Class A Ordinary Shares the holder would have received had it purchased its securities in this offering at such lower price.

A holder of a Warrant may not exercise any portion of such Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% (or, at the election of the investor, 9.99%) of our outstanding Class A Ordinary Shares after exercise, as such ownership percentage is determined in accordance with the terms of the applicable Warrant, except that upon notice from the holder to us, the holder may change such limitation up to a percentage not in excess of 9.99%. See “Description of Securities We are Offering” on page S-34 of this prospectus supplement for more information regarding the terms of the Warrants.

In addition, the number of Class A Ordinary Shares underlying the Ordinary Warrants and/or the Pre-Funded Warrants, as applicable, purchased by any purchaser (together with its affiliates) in this offering will not, when aggregated with all other Class A Ordinary Shares beneficially owned by such purchaser and its affiliates at such time, result in such purchaser beneficially owning in excess of 9.99% of our Class A Ordinary Shares outstanding immediately after giving effect to such purchase, and any such purchaser’s subscription amount will automatically be reduced as necessary to comply with this limitation.

For purposes of clarity, each Class A Ordinary Share or Pre-Funded Warrant is being sold together with one Series A Warrant to purchase one Class A Ordinary Share, one Series B Warrant to purchase one Unit, and one Series C Warrant to purchase additional number of Class A Ordinary Shares.

This offering also relates to and we are also registering the Class A Ordinary Shares issuable from time to time upon exercise of the Ordinary Warrants and Pre-Funded Warrants, including the Class A Ordinary Shares, Pre-Funded Warrants and Warrants issuable upon exercise of the Series B Warrants and the Class A Ordinary Shares issuable upon exercise of such Ordinary Warrants and Pre-Funded Warrants.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market (the “Nasdaq”) under the symbol “INLF.” On October 16, 2026, the last reported sale price of our Class A Ordinary Shares on Nasdaq was US$2.55 per share. See “Risk Factors” on page S-18 of this prospectus supplement.

There is no established trading market for the Ordinary Warrants or the Pre-Funded Warrants, and we do not expect an active trading market to develop. We do not intend to list the Ordinary Warrants or Pre-Funded Warrants on any securities exchange or other trading market. Without an active trading market, the liquidity of the Ordinary Warrants and Pre-Funded Warrants will be limited.

The offering price in this offering is US$1.60 for each Class A Ordinary Share and accompanying Ordinary Warrants. The offering price per Pre-Funded Warrant and accompanying Ordinary Warrants to investors in this offering will be equal to the offering price per Class A Ordinary Share and accompanying Ordinary Warrants minus $0.0001. Therefore, the offering price used throughout this prospectus supplement may not be indicative of the final offering price. The actual offering price of the securities we are offering, and the exercise price of the Ordinary Warrants that we are offering, were negotiated between us, the Placement Agent and the investors in the offering based on the trading of our Class A Ordinary Shares prior to the offering, among other things. Other factors considered in determining the offering price of the securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering, and such other factors as were deemed relevant.

See “Risk Factors” on page S-18 in this prospectus supplement and in our most recent annual report on Form 20-F, filed with the Securities and Exchange Commission (“SEC”) on March 6, 2026 (the “2025 Annual Report”), and incorporated by reference, for more information.

Investing in our Class A Ordinary Shares involves a high degree of risk. Before buying any Class A Ordinary Shares, you should carefully read the discussion of material risks of investing in our Class A Ordinary Shares in “Risk Factors” set forth in our 2025 Annual Report, in other reports incorporated herein by reference, and in this prospectus supplement before you make your investment decision.

Unless otherwise stated, as used in this prospectus supplement, the terms “we,” “us,” “our,” “INLIF Cayman,” “our Company,” and the “Company” refer to INLIF LIMITED 因立夫有限公司, an exempted company incorporated under the laws of the Cayman Islands; “Yunfei BVI” refers to Yunfei Enterprise Limited, a company formed under the laws of the British Virgin Islands, which is wholly owned by INLIF Cayman; “Juli HK” refers to Juli Enterprise Limited, a Hong Kong corporation and wholly owned subsidiary of Yunfei BVI; “Fujian INLIF” refers to Fujian INLIF Technology CO., LTD, a limited liability company organized under the laws of the PRC, which is wholly owned by Juli HK; the “Operating Entity” or “Ewatt” refers to Ewatt Robot Equipment Co. Ltd., a limited liability company organized under the laws of the People’s Republic of China (the “PRC”), which is 94% owned by Fujian INLIF; and “Fanqi HK” refers to Fanqi Enterprise Limited, a Hong Kong corporation, which owns 6% of the equity interests in Ewatt and is 100% owned by Yunfei BVI.

We are a holding company incorporated in the Cayman Islands with no material operations of our own and not a Chinese operating company. As a result, a substantial majority of our operations are conducted through the Operating Entity established in the PRC. The securities offered in this prospectus supplement are shares of the Cayman Islands holding company instead of shares of the Operating Entity in the PRC. Holders of our securities do not directly own any equity interests in the Operating Entity, but will instead own shares of a Cayman Islands holding company. The Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of our ordinary shares, including that it could cause the value of our ordinary shares to significantly decline or become worthless. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Chinese regulatory authorities could disallow our holding company structure by exerting more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless” in our 2025 Annual Report.

We are subject to certain legal and operational risks associated with the business operations of the PRC subsidiaries being based in China, which could cause the value of our securities to significantly decline or become worthless. Applicable PRC laws and regulations governing such current business operations are sometimes vague and uncertain, and, as a result, these risks may result in material changes in the operations of the PRC subsidiaries, significant depreciation or a complete loss of the value of our ordinary shares, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors.

Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structures, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On December 28, 2021, 13 governmental departments of the PRC, including the Cyberspace Administration of China (the “CAC”), issued the Cybersecurity Review Measures, which became effective on February 15, 2022. As of the date of this prospectus supplement, neither we nor our subsidiaries have been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction related to cybersecurity review under the Cybersecurity Review Measures. As confirmed by our PRC counsel, Beijing Dacheng Law Offices, LLP (Fuzhou) (“Dacheng”), we are not subject to cybersecurity review or network data security review by the CAC under the Cybersecurity Review Measures, since neither Fujian INLIF nor the Operating Entity is a critical information infrastructure operator (“CIIO”) or online platform operator with personal information of more than one million users. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—The impact of the Cyberspace Administration of China (the “CAC”)’s increasing oversight over data security remains highly uncertain, particularly for companies with substantial China operations seeking to list on a foreign stock exchange” in our 2025 Annual Report.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, an issuer that issues securities in the same overseas market after its overseas offering and listing shall file with the CSRC within three working days after the completion of the offering. Failure to comply with the filing requirements may result in the company being ordered to make corrections, issued a warning, and imposed fines.

The same legal and operational risks associated with operations in China also apply to operations in Hong Kong. Hong Kong was established as a special administrative region of the PRC in accordance with Article 31 of the Constitution of the PRC. The Basic Law of the Hong Kong Special Administrative Region of the PRC (the “Basic Law”) was adopted and promulgated on April 4, 1990 and became effective on July 1, 1997, when the PRC resumed the exercise of sovereignty over Hong Kong. Pursuant to the Basic Law, Hong Kong is authorized by the National People’s Congress of the PRC to exercise a high degree of autonomy and enjoy executive, legislative, and independent judicial power, under the principle of “one country, two systems,” and the PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs, and other matters that are not within the scope of autonomy). However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Due to changes in PRC laws, regulations, or policies, the Basic Law may be revised in the future and thus we may face the same legal and operational risks associated with the PRC subsidiaries operating in the PRC. If there is a significant change to current political arrangements between mainland China and Hong Kong, or if the applicable laws, regulations, or interpretations change, our Hong Kong subsidiaries, Juli HK and Fanqi HK, may become subject to PRC laws or authorities. As a result, our Hong Kong subsidiaries could incur material costs to ensure compliance, be subject to fines, experience devaluation of securities or delisting, no longer conduct offerings to foreign investors, and no longer be permitted to continue their current business operations.

In addition, our Class A Ordinary Shares may be prohibited from trading on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCA Act,” as amended as described hereinbelow), if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditor for two consecutive years beginning in 2021. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. Our auditor, Enrome LLP, headquartered in Singapore, is a PCAOB-registered certified public accountant firm which is subject to inspection by PCAOB. The PCAOB currently has access to inspect the working papers of our auditor and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021, which determinations were vacated on December 15, 2022. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the U.S. Securities and Exchange Commission (the “SEC”) to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years, as was formerly required under the HFCA Act before such amendment. If trading in our Class A Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor, Enrome LLP, at such future time, Nasdaq may determine to delist our Class A Ordinary Shares. On August 26, 2022, the PCAOB signed a Statement of Protocol (the “SOP”) with the CSRC and China’s Ministry of Finance (the “MOF”). The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreements”), establish a specific and accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our and our auditor’s control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed. If the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in mainland China and Hong Kong, the companies audited by those auditors would be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act and the Consolidated Appropriations Act. See “Item 3. Key Information—D. Risk Factors— Risks Relating to Doing Business in China—The Ordinary Shares may be delisted under the Holding Foreign Companies Accountable Act (the “HFCA Act”). The delisting of the Ordinary Shares, or the threat of such delisting, may materially and adversely affect the value of your investment. Additionally, the inability of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) to conduct inspections would deprive our investors of the benefits of such inspections” in our Annual Report.

As of the date of this prospectus supplement, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If we determine to pay dividends on any of our ordinary shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiaries, Juli HK and Fanqi HK. Juli HK will rely on payments made from Fujian INLIF, which will in turn rely on payments made from Ewatt as dividends. Fanqi HK will rely on payments made from Ewatt. However, as the PRC government imposes control over currency conversion, it has the authority to conduct exchange transfer reviews, which may impose certain limitations on our ability to transfer cash among our Company, our subsidiaries, and our investors, primarily reflected in the following aspects: (i) we are restricted from injecting capital or providing loans to PRC subsidiaries, which may adversely affect the operations of our PRC subsidiaries; (ii) our PRC subsidiaries may be restricted from paying dividends to us; and (iii) if we are unable to obtain dividends from our PRC subsidiaries, it may adversely impact our dividend distributions, if any, to our investors. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries and thereby prevent us from funding our business,” and “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Conversion of RMB to and from other currency may be subject to governmental control in China” in our 2025 Annual Report. Furthermore, any limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” in our 2025 Annual Report. We have established controls and procedures for cash flows within our organization based on internal cash management policies established by our finance department, discussed, considered, and reviewed by the relevant departments in our Company, and approved by our chairman of the board of directors. Specifically, our finance department supervises cash management, following the instructions of our management. Our finance department is responsible for establishing our cash operation plan and coordinating cash management matters among our subsidiaries and departments. Each subsidiary and department initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and then submitting it to our finance department. The finance department reviews the cash demand plan and prepares a summary for the management of our Company. Management examines and approves the allocation of cash based on the sources of cash and the priorities of the needs. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred. As of the date of this prospectus supplement, other than the transfer of proceeds of the Company’s initial public offering (the “IPO”) of $5,691,644 from the Company to the Operating Entity, as well as the administrative fee and share transfer and cash payment in connection with the Company’s reorganization during its IPO, no cash transfer or transfer of other assets has occurred among our Company and our subsidiaries. See “Prospectus Summary—Asset Transfers Between Our Company and Our Subsidiaries” “Prospectus Summary—Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences,” and our audited consolidated financial statements for the fiscal years ended December 31, 2025, 2024, and 2023 in our 2025 Annual Report.

As of the date of this prospectus supplement, the aggregate market value of our outstanding voting and non-voting common equity held by persons other than affiliates of the Company (the “Non-Affiliate Shares”) was approximately $302,699,093, calculated based on 208,400,000 outstanding shares of Class A Ordinary Shares and 12,500,000 Class B Ordinary Shares as of the date of this prospectus supplement, of which 213,168,375 shares were Non-Affiliate Shares, and a price per share of $1.42 as of January 30, 2026. We are therefore currently not subject to the limitations under General Instruction I.B.5. of Form F-3.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” on page S-8 for additional information.

This prospectus supplement may not be used to offer or sell our securities unless accompanied by the accompanying prospectus. The information contained or incorporated in this prospectus supplement or the accompanying prospectus is accurate only as of the date of this prospectus supplement or such other document, as applicable, regardless of the time of delivery of this prospectus supplement or any sale of our securities.

Investing in our securities being offered pursuant to this prospectus supplement involves a high degree of risk. You should carefully read and consider the “Risk Factors” set forth in our 2025 Annual Report, in other reports incorporated herein by reference, and in this prospectus supplement before you make your investment decision.

We have engaged Maxim Group LLC as our exclusive placement agent (“Maxim” or the “Placement Agent”). The Placement Agent has no obligation to purchase and is not purchasing or selling the securities offered by us, and is not required to arrange for the purchase or sale of any specific number or dollar amount of our securities, but will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. We have agreed to pay the Placement Agent the fee set forth in the table below and to provide reimbursement of certain expenses and certain other compensation to the Placement Agent. See “Plan of Distribution” of this prospectus supplement for more information regarding these arrangements.

	Per Class A Ordinary Share and accompanying Ordinary Warrants	Per Pre-Funded Warrant and accompanying Ordinary Warrants	Approximate Total (assuming all Pre-Funded Warrants are exercised) (2)
Public offering price	$1.60	$1.5999	$3,750,000
Placement Agent Fees(1)	$0.112	$0.1120	$262,500
Proceeds to us, before expenses	$1.488	$1.4879	$3,487,500

(1)	We have agreed to pay the Placement Agent a cash fee equal to seven percent (7%) of the aggregate gross proceeds raised in this offering. We have also agreed to reimburse the Placement Agent for its actual and accountable out-of-pocket expenses related to the offering, including fees and disbursements of the Placement Agent’s legal counsel, in an amount up to $50,000. See “Plan of Distribution” beginning on page S-41 of this prospectus supplement for a description of the compensation to be received by the Placement Agent.

(2)	We estimate the total expenses of this offering payable by us, excluding the Placement Agent’s fees and reimbursement of the Placement Agent’s expenses, will be approximately US$138,230.

If we complete this offering, net proceeds will be delivered to us on the closing date. We expect to deliver the securities against payment in U.S. dollars in New York, NY to investors on or about October 20, 2026, subject to satisfaction of certain customary closing conditions.

Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Maxim Group LLC

The date of this prospectus supplement October 19, 2026

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus supplement to:

●	“China” or the “PRC” are to the People’s Republic of China;

●	“Class A Ordinary Shares” are to the class A ordinary shares of par value $0.0001 each of the Company;

●	“Class B Ordinary Shares” are to the class B ordinary shares of par value $0.0001 each of the Company;

●	“Fanqi HK” are to Fanqi Enterprise Limited, a Hong Kong corporation, which owns 6% of the equity interests in Ewatt (as defined below) and is 100% owned by Yunfei BVI (as defined below);

●	“Fujian INLIF” are to Fujian INLIF Technology CO., LTD, a limited liability company organized under the laws of the PRC, which is wholly owned by Juli HK (as defined below);

●	“Hong Kong” are to the Hong Kong Special Administrative Region of the People’s Republic of China;

●	“Juli HK” are to Juli Enterprise Limited, a Hong Kong corporation and wholly owned subsidiary of Yunfei BVI;

●	“Operating Entity” or “Ewatt” are to Ewatt Robot Equipment Co., Ltd., a limited liability company organized under the laws of the PRC, which is 94% owned by Fujian INLIF;

●	“Ordinary Shares” are to the Class A Ordinary Shares and Class B Ordinary Shares;

●	“Renminbi” or “RMB” are to the legal currency of China;

●	“SEC” are to the U.S. Securities and Exchange Commission;

●	“U.S. dollars,” “$,” “USD,” or “dollars” are to the legal currency of the United States;

●	“we,” “us,” “our,” “INLIF Cayman,” “our Company,” and the “Company” are to INLIF LIMITED因立夫有限公司, a Cayman Islands exempted company; and

●	“Yunfei BVI” are to Yunfei Enterprise Limited, a business company incorporated under the laws of the British Virgin Islands, which is wholly owned by INLIF Cayman.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

On January 5, 2026, we filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form F-3 (File No. 333-292580) utilizing a shelf registration process relating to the securities described in this prospectus supplement. The registration statement was declared effective by the SEC on January 12, 2026. This prospectus supplement is a part of the registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $300,000,000.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

We may offer and sell securities to, or through, underwriting syndicates or dealers, through agents or directly to purchasers.

The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

In connection with any offering of securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution.”

Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Incorporation of Documents by Reference” and the additional information described below under “Where You Can Get More Information.”

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences. You should read the tax discussion contained in the applicable prospectus supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-iii

SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including the factors described under the section titled “Risk Factors” in this prospectus and in the documents incorporated by reference herein and under a similar heading in any applicable prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward- looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus supplement. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our Class A Ordinary Shares. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that are incorporated by reference in this prospectus supplement from the 2025 Annual Report.

 Our Corporate Structure

We are a holding company incorporated in the Cayman Islands and not a Chinese operating company. As a result, a substantial majority of our operations are conducted by the Operating Entity established in the PRC. The securities offered in this prospectus supplement are shares of the Cayman Islands holding company instead of shares of the Operating Entity in the PRC. Holders of our securities do not directly own any equity interests in the Operating Entity, but will instead own shares of a Cayman Islands holding company. The Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of our ordinary shares, including that it could cause the value of our ordinary shares to significantly decline or become worthless. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Chinese regulatory authorities could disallow our holding company structure by exerting more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless” in our 2025 Annual Report.

The following diagram illustrates our corporate structure as of the date of this prospectus supplement.

We are subject to certain legal and operational risks associated with the business operations of the PRC subsidiaries being based in China, which could cause the value of our securities to significantly decline or become worthless. Applicable PRC laws and regulations governing such current business operations are sometimes vague and uncertain, and, as a result, these risks may result in material changes in the operations of the PRC subsidiaries, significant depreciation of the value of our ordinary shares, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, enhancing supervision over China-based companies listed overseas using variable interest entity structures, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus supplement, neither we nor our subsidiaries have been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction related to cybersecurity review under the Cybersecurity Review Measures. On December 28, 2021, 13 governmental departments of the PRC, including the CAC, issued the Cybersecurity Review Measures, which became effective on February 15, 2022. As confirmed by our PRC counsel, Beijing Dacheng Law Offices, LLP (Fuzhou), we are not subject to cybersecurity review or network data security review by the CAC under the Cybersecurity Review Measures, because neither Fujian INLIF nor the Operating Entity is a CIIO or online platform operator with personal information of more than one million users. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—The impact of the Cyberspace Administration of China (the “CAC”)’s increasing oversight over data security remains highly uncertain, particularly for companies with substantial China operations seeking to list on a foreign stock exchange” in our 2025 Annual Report. On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, an issuer that issues securities in the same overseas market after its overseas offering and listing shall file with the CSRC within three working days after the completion of the offering. Failure to comply with the filing requirements may result in the company being ordered to make corrections, issued a warning, and imposed fines.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require us and our PRC subsidiaries to incur additional costs and effort to ensure compliance with such regulations or interpretations. As such, our Operating Entity in the PRC may be subject to governmental and regulatory interference in the provinces in which it operates. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—The PRC government exerts substantial influence over the manner in which the PRC subsidiaries conduct their business activities. The PRC government may also intervene or influence the PRC subsidiaries’ operations, which could result in a material change in the PRC subsidiaries’ operations” in our 2025 Annual Report.

The same legal and operational risks associated with operations in China also apply to operations in Hong Kong. Hong Kong was established as a special administrative region of the PRC in accordance with Article 31 of the Constitution of the PRC. The Basic Law was adopted and promulgated on April 4, 1990 and became effective on July 1, 1997, when the PRC resumed the exercise of sovereignty over Hong Kong. Pursuant to the Basic Law, Hong Kong is authorized by the National People’s Congress of the PRC to exercise a high degree of autonomy and enjoy executive, legislative, and independent judicial power, under the principle of “one country, two systems,” and the PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs, and other matters that are not within the scope of autonomy). However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Due to the changes in PRC laws, regulations, or policies, the Basic Law may be revised in the future and thus we may face the same legal and operational risks associated with the PRC subsidiaries operating in the PRC. If there is a significant change to current political arrangements between mainland China and Hong Kong, or if the applicable laws, regulations, or interpretations change, our Hong Kong subsidiaries, Juli HK and Fanqi HK, may become subject to PRC laws or authorities. As a result, our Hong Kong subsidiaries could incur material costs to ensure compliance, be subject to fines, experience devaluation of securities or delisting, no longer conduct offerings to foreign investors, and no longer be permitted to continue their current business operations.

In addition, our Class A Ordinary Shares may be prohibited from trading on a national exchange under the HFCA Act (as amended as described hereinbelow), if the PCAOB is unable to inspect our auditors for two consecutive years beginning in 2021. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. Our auditor, Enrome LLP, headquartered in Singapore, is a PCAOB-registered certified public accountant firm which is subject to inspection by PCAOB. The PCAOB currently has access to inspect the working papers of our auditor and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021, which determinations were vacated on December 15, 2022. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, the Consolidated Appropriations Act was signed into law, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, as was formerly required under the HFCA Act before such amendment. If trading in our Class A Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor, Enrome LLP, at such future time, Nasdaq may determine to delist our Class A Ordinary Shares. On August 26, 2022, the PCAOB signed the SOP with the CSRC and the MOF. The SOP Agreements establish a specific and accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our and our auditor’s control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed. If the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in mainland China and Hong Kong, the companies audited by those auditors would be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act and the Consolidated Appropriations Act. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in China—The Class A Ordinary Shares may be delisted under the Holding Foreign Companies Accountable Act (the “HFCA Act”). The delisting of the Class A Ordinary Shares, or the threat of such delisting, may materially and adversely affect the value of your investment. Additionally, the inability of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) to conduct inspections would deprive our investors of the benefits of such inspections” in our 2025 Annual Report.

Business Overview

The Operating Entity, established in September 2016, is engaged in the research, development, manufacturing, and sales of injection molding machine-dedicated manipulator arms. It is also a provider of installation services and warranty services for manipulator arms, and accessories and raw materials for manipulator arms.

The Operating Entity produces an extensive portfolio of injection molding machine-dedicated manipulator arms, including transverse single and double-axis manipulator arms, transverse and longitudinal multi-axis manipulator arms, and large bullhead multi-axis manipulator arms, which are developed by the Operating Entity. The products are equipped with high-precision linear guide rails for guiding operation, giving them precise positioning, high movement speed, and stable operation. They can be used in linear, planar, and three-dimensional workpiece handling, detection positioning, automatic assembly, and other processes, demonstrating significant value in replacing manual labor, improving production efficiency, and stabilizing product quality. These products were sold to 151, 135, and 117 customers for the fiscal years ended December 31, 2025, 2024, and 2023, respectively.

Beginning in 2025, the Company expanded its product development efforts to include automation solutions for the lithium battery and energy storage value chain within the new energy industry. The Operating Entity produces new energy sector-focused products, including Cell Outer Blue Film Dispensing System, Module Bonding & Dispensing Equipment, and Automated Production Line for Energy Storage Battery Modules. The products are automation and testing equipment intended for applications in cell, module, and pack production.

In the first half of 2026, the Company commenced research and development of core robotics technologies related to humanoid robots. As of the date of this prospectus supplement, the Company’s newly developed humanoid robot is undergoing validation tests in experimental environments. The Company’s present activities related to the humanoid robots remain focused on early-stage research, development and technical exploration, including motion control algorithms and structure, system collaboration and intelligent operation technologies. These efforts are at an preliminary and have not been commercialized, and there can be no assurance that they will result in commercially viable products or revenue.

The Operating Entity generates its revenue from the following sources: (i) sales of injection molding machine-dedicated manipulator arms under its own brand iNLIF (因立夫), and the provision of installation and warranty services for the manipulator arms sold; (ii) sales of injection molding machine-dedicated manipulator arms accessories, including conveyor belts, welded bases, and reducer mounting plates; (iii) sales of raw materials and scraps of injection molding machine-dedicated manipulator arms; and (iv) the provision of installation services to customers who procure the Operating Entity’s injection molding machine-dedicated manipulator arms through third-party vendors.

For the six months ended June 30, 2026 and 2025, we had total revenues of $12,942,657 and $10,270,988, and net income of $1,009,010 and net loss of $ 1,975,420, respectively. For the fiscal years ended December 31, 2025, 2024, and 2023, we had total revenue of $18,406,849, $15,796,983, and $12,610,873, and net loss of $5,450,453, net income of $$1,627,977 and $1,352,511, respectively.

As part of our long-term strategic transformation, the Company is accelerating its expansion into the new energy sector, which includes the development of advanced automation solutions for the lithium battery and energy storage industries. we have developed new energy sector-focused products, such as the Cell Outer Blue Film Dispensing System, Module Bonding & Dispensing Equipment, and Automated Production Line for Energy Storage Battery Modules.

Competitive Strengths

We believe that the following strengths contribute to the Operating Entity’s success and differentiate it from its competitors:

●	strong research and development (“R&D”) capability;

●	comprehensive quality control system;

●	experienced management team; and

●	a broad range of customer base.

Growth Strategies

We intend to grow the Operating Entity’s business using the following key strategies:

●	enhance production capacity;

●	increase R&D investment; and

●	expand sales network.

Permissions or Approval Required from the PRC Authorities for Our Operation and Offering

Our PRC legal counsel, Beijing Dacheng Law Offices, LLP (Fuzhou), has advised us that, in order to operate our business activities as currently conducted in China, the PRC subsidiaries are required to obtain a business license from the State Administration for Market Regulation (the “SAMR”). As of the date of this prospectus supplement, as confirmed by Beijing Dacheng Law Offices, LLP (Fuzhou), our PRC legal counsel, each of our PRC subsidiaries has obtained a valid business license from the SAMR and no application for any such license has been denied. However, it is uncertain whether we or our PRC subsidiaries will be required to obtain additional approvals, licenses, or permits in connection with our business operations pursuant to evolving PRC laws and regulations, and whether we would be able to obtain and renew such approvals on a timely basis or at all. Failing to do so could result in a material change in our operations, and the value of our ordinary shares could depreciate significantly or become worthless. As of the date of this prospectus supplement, our PRC counsel, Beijing Dacheng Law Offices, LLP (Fuzhou), has advised us that neither we nor any of the PRC subsidiaries (1) is subject to approval requirements from the CSRC, the CAC, or any other entity to approve our operations, and (2) has been denied such permissions by any PRC authorities.

However, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the “Opinions,” which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision over overseas listings by Chinese companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-concept overseas-listed companies and the demand for cybersecurity and data privacy protection. On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three (3) working days following its submission of offerings or listing application. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. In accordance with the requirements under the Trial Measures, we submitted the requisite initial filing with the CSRC on January 16, 2026. As this offering is regarded as a subsequent securities offering in the same overseas market under the Trial Measures, our PRC counsel, Beijing Dacheng Law Offices, LLP (Fuzhou), has advised us that we are required to file with the CSRC within three (3) working days after the completion of the first installment of this at-the-market offering, and to submit a summary report of the offering status to the CSRC upon completion of each subsequent installment.

As of the date of this prospectus supplement, neither we nor our subsidiaries have received any inquiry, notice, warning, or sanctions regarding our overseas listing from the CSRC or any other PRC governmental authorities. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our Operating Entity, our ability to accept foreign investments, and our listing on a U.S. exchange. The SCNPC or PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us and our subsidiaries to obtain regulatory approval from Chinese authorities for listing in the U.S.

On February 24, 2023, the CSRC, together with the MOF, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing, which were issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the “Provisions.” The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies,” and came into effect on March 31, 2023 together with the Trial Measures. One of the major revisions to the revised Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, among other things, (a) a domestic company that plans to provide, publicly disclose to relevant individuals or entities, including securities companies, securities service providers, and overseas regulators, or provide, publicly disclose any documents and materials that contain state secrets or working secrets of government agencies through its overseas listed entity, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) a domestic company that plans to provide, publicly disclose to relevant individuals and entities, including securities companies, securities service providers, and overseas regulators, or provide, publicly disclose any other documents and materials that, if leaked, will be detrimental to national security or public interest through its overseas listed entity, shall strictly fulfill relevant procedures stipulated by applicable national regulations. Any failure or perceived failure by our Company, or our PRC subsidiaries to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities; where a suspected crime is involved, the case shall be transferred to the judicial authorities for criminal investigation according to law.

As there are still uncertainties regarding the interpretation and implementation of such regulations, we cannot assure you that we will be able to comply with new regulatory requirements relating to our listing and our future overseas capital-raising activities and we may become subject to more stringent requirements with respect to matters such as cross-border investigation, data privacy, and enforcement of legal claims.

Notwithstanding the foregoing, as of the date of this prospectus supplement, we have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our PRC subsidiaries’ operations.

The Cybersecurity Review Measures, which became effective on February 15, 2022, provide that, in addition to CIIOs that intend to purchase Internet products and services, online platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures further require that CIIOs and data processing operators that possess personal data of at least one million users must apply for a review by the Cybersecurity Review Office of the PRC before conducting listings in foreign countries. As of the date of this prospectus supplement, we have not received any notice from any authorities identifying any of our PRC subsidiaries as a CIIO or requiring us to go through cybersecurity review or network data security review by the CAC. As confirmed by our PRC counsel, Beijing Dacheng Law Offices, LLP (Fuzhou), we are not subject to cybersecurity review or network data security review by the CAC under the Cybersecurity Review Measures, because our PRC subsidiaries are not CIIOs or online platform operators with personal information of more than one million users. There remains uncertainty, however, as to how the Cybersecurity Review Measures will be interpreted or implemented and whether the PRC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our PRC subsidiaries’ business and our offering.

To operate business activities in Hong Kong, every company must register its business with the Business Registration Office of the Inland Revenue Department in Hong Kong and make an application for business registration within one month of commencement of business. Any person who fails to comply is subject to a maximum fine of HK$5,000 and one year of imprisonment. As of the date of this prospectus supplement, our Hong Kong subsidiaries have obtained valid business registration certificates. There is no statutory or mandatory permission or regulatory approval required for the provision of customized servers and ancillary software and services in Hong Kong. As of the date of this prospectus supplement, neither we nor our Hong Kong subsidiaries are required to obtain (i) any permission or approval from Hong Kong authorities to offer the securities being registered to foreign investors outside Hong Kong, or (ii) any permission or approval from Hong Kong authorities to operate their business except for the aforementioned business registration certificates. However, it is uncertain whether we or our Hong Kong subsidiaries will be required to obtain additional permissions or approval from Hong Kong authorities to operate business or offer securities to foreign investors in the future, and whether we would be able to obtain such permissions or approvals. If we are unable to obtain such permissions or approvals if required in the future because applicable laws, regulations, or interpretations change, or inadvertently conclude that such permissions or approvals are not required, then the value of our ordinary shares may depreciate significantly or become worthless.

Asset Transfers Between Our Company and Our Subsidiaries

As of the date of this prospectus supplement, other than the transfer of proceeds of the Company’s IPO of $5,691,644 from the Company to the Operating Entity, as well as the administrative fee and share transfer and cash payment in connection with the Company’s reorganization during its IPO, no cash transfer or transfer of other assets has occurred among our Company and our subsidiaries. We have established controls and procedures for cash flows within our organization based on internal cash management policies established by our finance department, discussed, considered, and reviewed by the relevant departments in our Company, and approved by our chairman of the board of directors. Specifically, our finance department supervises cash management, following the instructions of our management. Our finance department is responsible for establishing our cash operation plan and coordinating cash management matters among our subsidiaries and departments. Each subsidiary and department initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and then submits it to our finance department. The finance department reviews the cash demand plan and prepares a summary for the management of our Company. Management examines and approves the allocation of cash based on the sources of cash and the priorities of the needs. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred.

Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences

As of the date of this prospectus supplement, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Subject to the passive foreign investment company rules, the gross amount of distributions we make to investors with respect to our ordinary shares (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Under the Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid out of share premium if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

If we determine to pay dividends on any of our ordinary shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiaries, Juli HK and Fanqi HK. However, as the PRC government imposes control on the conversion of RMB into foreign currencies and the remittance of currencies out of mainland China, it has the authority to conduct reviews on cross-border transfer in and out of mainland China, which may impose certain limitations on our ability to transfer funds among our Company, our subsidiaries, and our investors, primarily reflected in the following aspects: (i) we are restricted from injecting capital or providing loans to our PRC subsidiaries, which may adversely affect the operations of our PRC subsidiaries; (ii) our PRC subsidiaries may be restricted from paying dividends to us; and (iii) if we are unable to obtain dividends from our PRC subsidiaries, it may adversely impact dividend distributions, if any, to our investors. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries and thereby prevent us from funding our business,” and “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Conversion of RMB to and from other currency may be subject to governmental control in China” in our 2025 Annual Report. Furthermore, any limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” in our 2025 Annual Report.

Current PRC regulations permit Fujian INLIF to pay dividends to Juli HK only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. For instance, the Circular on Promoting the Reform of Foreign Exchange Management and Improving Authenticity and Compliance Review, issued on January 26, 2017, provides that banks shall, when dealing with dividend remittance transactions from a domestic enterprise to its offshore shareholders of more than $50,000, review the relevant board resolutions, original tax filing form, and audited financial statements of such domestic enterprise based on the principle of genuine transaction. Furthermore, if Fujian INLIF and its subsidiary, Ewatt, incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our PRC subsidiaries are unable to receive revenue from the PRC subsidiaries operations, we may be unable to pay dividends on our ordinary shares.

Cash dividends, if any, on our ordinary shares will be paid in U.S. dollars. Juli HK may be considered a non-resident enterprise for tax purposes, so that any dividends Fujian INLIF pays to Juli HK may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. See “Item 10. Additional Information—E. Taxation” in our 2025 Annual Report.

Pursuant to the Arrangement between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income (the “Double Tax Avoidance Arrangement”), the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends paid by Fujian INLIF to their immediate holding company, Juli HK. As of the date of this prospectus supplement, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Juli HK intends to apply for the tax resident certificate if and when Fujian INLIF plans to declare and pay dividends to Juli HK. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—We may be deemed to be a PRC resident enterprise under the Enterprise Income Tax Law, and be subject to the PRC taxation on our worldwide income, which may significantly increase our income tax expenses and materially decrease our profitability” in our 2025 Annual Report.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in gross revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of our initial public offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed US$1.235 billion or we issue more than US$1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended, or the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for corporate governance, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	prior to March 18, 2026, we were exempt from the provisions of Section 16(a) of the Exchange Act, requiring our directors, executive officers and principal shareholders to file public reports of their beneficial ownership of, and transactions in, our equity securities, as well as from the short-swing profit recovery provisions of Section 16(b) of the Exchange Act. However, on December 18, 2025, the Holding Foreign Insiders Accountable Act was enacted as part of the National Defense Authorization Act for Fiscal Year 2026, mandating that directors and officers of foreign private issuers file reports under Section 16(a) of the Exchange Act (Forms 3, 4 and 5) to disclose their beneficial ownership interests and changes therein, effective March 18, 2026. Accordingly, our directors and executive officers are now subject to the reporting requirements of Section 16(a). However, our officers, directors and principal shareholders remain exempt from the short-swing profit recovery provisions of Section 16(b) of the Exchange Act and related rules with respect to their purchases and sales of our securities

Corporate Information

Our principal executive offices are located at No. 88, Hongsi Road, Yangxi New Area, Honglai Town, Nan’an City, Quanzhou, the PRC, and our phone number is +86 15375760760. Our registered office in the Cayman Islands is located at the Office of Maples Corporate Services Limited of PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, and the phone number of our registered office is +852 252 9333. We maintain a corporate website at www.yiwate88.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

The SEC maintains a website at www.sec.gov that contains reports, proxies, and information statements, and other information regarding issuers that file electronically with the SEC using its EDGAR system.

Recent Developments

February 2026 PIPE Transaction (References to share and per share data of described in this subsection prior have not been adjusted to give effect to the April 2026 Share Consolidation or the July 2026 Share Consolidation as described below)

On February 8, 2026, the Company, entered into a securities purchase agreement with 12 non-U.S. investors relating to the issuance and sale of an aggregate of 202,000,000 Class A ordinary shares (the “Purchased Shares”), at a purchase price of $0.16012 per share, for total gross proceeds of $32,344,240.00 (or RMB 225,617,246.12, converted at an exchange rate of RMB 6.9755 per US$1.0). The Purchased Shares were issued in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Regulation S promulgated thereunder, and each investor represented that it is not a “U.S. Person” as defined under Regulation S. The closing of the private placement occurred on February 10, 2026, and the Company issued the Purchased Shares to the investors and received the gross proceeds described above. Each investor also entered into a lock-up agreement providing for a lock-up period of six months from the date of the securities purchase agreement. Immediately following the closing and issuance of the Purchased Shares, the Company had 208,400,000 Class A Ordinary Shares and 12,500,000 Class B Ordinary Shares then issued and outstanding.

June 2025 Annual Shareholder Meeting and Share Capital Reorganization (References to share and per share data of described in this subsection prior have not been adjusted to give effect to the April 2026 Share Consolidation or the July 2026 Share Consolidation as described below)

On June 9, 2025, the Company held its annual general meeting of shareholders, at which the shareholders approved, among other matters, (a) the re-election of directors, (b) a share capital reorganization, under which the Company’s authorized share capital will be re-designated and re-classified from US$50,000 divided into 500,000,000 ordinary shares of par value US$0.0001 each, to US$50,000 divided into 350,000,000 Class A Ordinary Shares of par value US$0.0001 each and 150,000,000 Class B Ordinary Shares of par value US$0.0001 each (the “Share Capital Reorganization”); (c) the adoption of the third amended and restated memorandum and articles of association to reflect the Share Capital Reorganization; and (d) a share repurchase and issuance, under which the Company will repurchase a total of 12,500,000 Class A Ordinary Shares held by certain shareholders (the “Class B Shareholders”) out of the proceeds of the fresh issuance of a total of 12,500,000 Class B Ordinary Shares at par value to the Class B Shareholders to be made for the purposes of the repurchase, subject to and immediately following the effectiveness of the Share Capital Reorganization.

January 2026 Extraordinary Shareholder Meeting, Increase of Authorized Share Capital and Authorized Share Consolidations (References to share and per share data of described in this subsection prior have not been adjusted to give effect to the April 2026 Share Consolidation or the July 2026 Share Consolidation as described below)

On January 9, 2026, the Company held an extraordinary general meeting of shareholders, at which the shareholders approved, among other matters, (i) the increase of the Company’s authorized share capital to US$350,000 divided into 3,350,000,000 Class A Ordinary Shares of par value US$0.0001 each and 150,000,000 Class B Ordinary Shares of par value US$0.0001 each; and (ii) granting the Company’s board of directors (the “Board”) to effectuate one or more share consolidations within three (3) years from the date of the meeting at the consolidation ratio and effective time as the Board may determine in its sole discretion, conditional upon the determination of a consolidation ratio by the Board, provided always that the accumulated consolidation ratio for all such share consolidations shall not be less than 2:1 nor greater than 5,000:1, with such consolidated shares having the same rights and being subject to the same restrictions (save as to par value) as the existing shares of such class as set out in the Company’s then effective memorandum and articles of association.

Nasdaq Notice of Bid Price Deficiency and Regaining Compliance

On October 27, 2025, the Company received a deficiency letter (the “Notice”) from the Nasdaq Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”). The Notice informed the Company that, based upon the closing bid price of the Company’s Class A Ordinary Shares over the 30 consecutive business day period between September 11, 2025 and October 24, 2025, the Company is not in compliance with the requirement to maintain a minimum bid price of $1.00 per share of its Class A Ordinary Shares for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The Notice had no immediate effect on the continued listing status of the Class A Ordinary Shares on The Nasdaq Capital Market. The Company was provided a compliance period of 180 calendar days, or until April 27, 2026, to regain compliance with the Minimum Bid Price Requirement. On April 22, 2026, the Staff notified the Company that the Staff had determined that from April 8, 2026 to April 21, 2026 the Closing bid price of the Company’s Class A ordinary Shares had been at $1.00 per share and as accordingly, the Company had regained compliance with Listing Rule 5550(a)(2) and the matter was closed. See “Risk Factors—Risks Related to this Offering and Our Class A Ordinary Shares—We are subject to regulations and continued requirements as our Class A Ordinary Shares are listed and traded on The Nasdaq Capital Market” in this prospectus supplement for more details.

April 2026 Share Consolidation (References to share and per share data of described in this subsection prior have not been adjusted to give effect to the July 2026 Share Consolidation as described below)

At the Company’s extraordinary general meeting held on January 9, 2026, shareholders authorized the board of directors to effect one or more consolidations of the Company’s authorized and issued ordinary shares. In March 2026, the board of directors of the Company approved a one-for-sixteen (1-for-16) consolidation of all authorized and issued Class A ordinary shares and Class B ordinary shares, pursuant to which every sixteen (16) shares of each class were combined into one (1) share of the same class (the “April 2026 Share Consolidation”). The 1-for-16 April 2026 Share Consolidation became effective at the opening of Nasdaq trading on April 6, 2026, and the Class A ordinary shares began trading on a consolidation-adjusted basis on April 6, 2026 under the existing symbol “INLF.” Following the April 2026 Share Consolidation, our authorized share capital was US$350,000, divided into 209,375,000 Class A Ordinary Shares with a par value of US$0.0016 each and 9,375,000 Class B Ordinary Shares with a par value of US$0.0016 each.

July 2026 Share Consolidation

Pursuant to the authorization granted by shareholders at the Company’s extraordinary general meeting held on January 9, 2026, the board of directors of the Company approved a 1-for-200 combination of the Company’s authorized and issued Class A ordinary shares and Class B ordinary shares (the “July 2026 Share Consolidation”) in June 2026, with the effective time of the July 2026 Share Consolidation to be July 6, 2026. At the effective time, every 200 authorized and issued shares of each class were combined into one (1) share of the same class. The July 2026 Share Consolidation became effective at the opening of Nasdaq trading on July 6, 2026, when the Class A ordinary shares began trading on a combination-adjusted basis under the existing symbol “INLF.”

Following the July 2026 Share Consolidation, the Company’s authorized share capital became US$350,000 divided into 1,046,875 Class A ordinary shares of a par value of US$0.32 each, and 46,875 Class B ordinary shares of a par value of US$0.32 each. The numbers of authorized shares in both classes and the par value changed subsequently, as discussed below and pursuant to the shareholders’ approval from the extraordinary general meeting held on September 15, 2026, to $850,000 consisting of 8,000,000,000 Class A Ordinary Shares of par value $0.0001 each and 500,000,000 Class B Ordinary Shares of par value $0.0001 each.

PIPE Offering of Class B Ordinary Shares

On July 20, 2026, the Company entered into a securities purchase agreement (the “Class B PIPE SPA”) with Kerui Enterprise Limited (“Kerui”) relating to the issuance and sale of an aggregate of 40,000 Class B Ordinary Shares, at $2.58 per share for an aggregate purchase price of $103,200 (the “Class B PIPE Transaction”). The Class B PIPE Transaction was a private placement exempt from registration requirements of the Securities Act of 1933, as amended, and the offering was made pursuant to Section 4(a)(2) thereof and Regulation S promulgated thereunder. The closing of the Class B PIPE Transaction occurred on July 22, 2026, in accordance with the terms and conditions set forth in the Class B PIPE SPA. The Company received $103,200 in gross proceeds from the Class B PIPE Transaction for the issuance of 40,000 Class B Ordinary Shares to Kerui.

At-the-Market Offering

On March 12, 2026, the Company entered into a sales agreement (the “ATM Sales Agreement”) with AC Sunshine Securities LLC (the “ATM Sales Agent”), acting as the Company’s sales agent, pursuant to which the Company may offer and sell, from time to time, to or through the ATM Sales Agent, shares of its Class A ordinary shares, then par value $0.0001 per share having an aggregate offering price of up to $100,000,000 (the “ATM Offering”). The ATM Offering was made pursuant to a base prospectus, dated January 5, 2026 and a prospectus supplement, dated March 13, 2026, that forms a part of the Company’s shelf registration statement on Form F-3 (File No. 333-292580) (the “Registration Statement”), which Registration Statement was declared effective by the SEC on January 12, 2026. The ATM Sales Agreement has been terminated, effective as of September 19, 2026. During the term of the ATM Sales Agreement, the Company sold an aggregate of 196,246,521 Class A ordinary shares, on a pre-share consolidation basis, or approximately 981,261 Class A Ordinary Shares on a post-share consolidation basis retroactively adjusted to reflect the July 2026 Share Consolidation and further giving effect to fractional share rounding treatment at the participant level. In connection with the ATM Offering, the Company has received approximately $21.15 million in net proceeds, and the Company has paid $2,138,887.26 for the ATM Sales Agent’s compensation, execution and clearing with respect to such sales.

September 2026 Extraordinary Shareholder Meeting, Additional Share Capital Change and Migration to the BVI

At the Company’s extraordinary general meeting held on September 15, 2026 (as adjourned and reconvened), shareholders approved an increase in the Company’s authorized share capital, a reduction in the par value of its ordinary shares from US$0.32 to US$0.0001 per share, corresponding amendments to its then effective amended and restated memorandum and articles of association, the Company’s proposed deregistration in the Cayman Islands and migration by way of continuation to the British Virgin Islands (“BVI”) as a BVI business company, and the ratification of Enrome LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2026. The par value reduction was effected, immediately following the share capital increase, by cancelling US$0.3199 of the paid-up capital on each issued and outstanding ordinary share, subdividing each authorized but unissued ordinary share into 3,200 shares of the same class of US$0.0001 par value each, and cancelling the resulting excess unissued shares so that the number of authorized shares of each class remained unchanged. The par value reduction did not change the number of issued and outstanding ordinary shares or any shareholder’s proportionate ownership or voting power. As of the date of this prospectus supplement, the share capital increase and par value reduction have been completed, and the Company’s Eighth Amended and Restated Memorandum and Articles of Association are currently in effect. As a result of the changes associated with the share capital increase and par value reduction, the Company’s authorized share capital currently as of the date of this prospectus supplement is US$850,000, divided into 8,000,000,000 Class A Ordinary Shares and 500,000,000 Class B Ordinary Shares, each with a par value of US$0.0001 per share. As of the date of this prospectus supplement, the Company is in the process of completing the filing requirements to deregister in the Cayman Islands and continue into the BVI; the migration has not yet become effective.

The Offering

Securities offered by us pursuant to this prospectus supplement	435,000 Class A Ordinary Shares,

Pre-Funded Warrants to purchase up to 1,908,750 Class A Ordinary Share,

Series A Warrants to purchase up to 7,352,943 Class A Ordinary Shares, Series B Warrants to purchase up to 7,352,943 Units (consisting of one Class A Ordinary Share, or one Pre-Funded Warrant in lieu thereof and one Series A Warrant) and one Series C Warrant

Each Class A Ordinary Share or Pre-Funded Warrant is being sold together with Series A Warrant, one Series B Warrant and one Series C Warrant.

Offering price	$1.60 per Class A Ordinary Share and accompanying Ordinary Warrants

$1.5999 per Pre-Funded Warrant and accompanying Ordinary Warrants (equal to the offering price per Class A Ordinary Share and accompanying Ordinary Warrant, minus $0.0001, the exercise price of the Pre-Funded Warrants)

Total ordinary shares outstanding before this offering	1,046,390 Class A Ordinary Shares and 43,908 Class B Ordinary Shares

Total ordinary shares outstanding immediately after this offering (1)	3,390,140 Class A Ordinary Shares, assuming full exercise of the Pre-Funded Warrants and no exercise of the Ordinary Warrants; or

30,458,162 Class A Ordinary Shares, assuming full exercise of the Pre-Funded Warrants and full exercise of the Ordinary Warrants; and

43,908 Class B Ordinary Shares

Description of Pre-Funded Warrants and Ordinary Warrants	Each Pre-Funded Warrant will be exercisable for one Class A Ordinary Share. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, up to 9.99%) of the number of Class A Ordinary Shares outstanding immediately after giving effect to such exercise. The purchase price of each Pre-Funded Warrant accompanied by an Ordinary Warrant will equal the price per Class A Ordinary Share and accompanying Ordinary Warrant minus $0.0001, and the exercise price of each Pre-Funded Warrant will be $0.0001 per Class A Ordinary Share. The Pre-Funded Warrants are immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

Each Series A Warrant will be exercisable immediately to purchase one Class A Ordinary Share at an initial exercise price of $1.60 per Class A Ordinary Share (representing 100% of the offering price of each Class A Ordinary Share and accompanying Ordinary Warrants), and will expire five (5) years from the issuance date. The exercise price is subject to a one-time reset on the Series A and B Reset Date to the lowest VWAP over the five trading days ending on the Series A and B Reset Date, if lower, with a proportionate increase in the number of shares issuable. The exercise price of Series A Warrants in connection with the reset is subject to a floor price of $0.51.

Each Series B Warrant will be exercisable immediately to purchase one Unit, consisting of one Class A Ordinary Share and one Series A Warrant, at an initial exercise price of $1.60 per Unit, will expire sixty (60) days from the issuance date, and is subject to the same reset. The exercise price of Series B Warrants in connection with the reset is subject to a floor price of $0.51.

Each Series C Warrant has an exercise price of $0.0001 per share and is initially exercisable for zero shares; on the Series C Reset Date the number of shares issuable will increase based on the average daily VWAP during the Series C Reset Period, subject to a floor price of $0.51.

The Pre-Funded Warrants and Ordinary Warrants contain certain mechanisms for cashless exercise if at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance or resale of the warrant shares.

The Series A Warrants and Series B Warrants also contain certain downward adjustment mechanisms and anti-dilution provisions in the event of share combinations and reverse splits, and the Series A Warrants also in the event of future dilutive issuances. Such adjustments are not subject to any floor price.

For more information regarding the Pre-Funded Warrants and Ordinary Warrants, you should carefully read the sections titled “Description of Ordinary Shares” and “Description of Securities We are Offering” in this prospectus supplement.

Voting Rights	Each Class A Ordinary Share shall entitle the holder to one (1) vote on all matters subject to vote at our general meetings. Each Class B Ordinary Share shall entitle the holder to twenty (20) votes on all matters subject to vote at our general meetings.

Use of proceeds	We intend to use the net proceeds from this offering for the purchase of insurance coverage for the Company’s directors and officers and for working capital purposes, including for the Phase II manufacturing facility, production and R&D equipment, its Xiamen headquarters and R&D platform, new product R&D (including industrial robots), talent recruitment, and working capital, with deployment expected over the next one to two years. See “Use of Proceeds” on page S-27 of this prospectus supplement.

Dividend Policy	We have not previously declared, or paid cash dividends and we have no plan to declare or pay any dividends in the near future on our shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. See “Item 8. Financial Information – A. Consolidated Statements and Other Financial Information – Dividend Policy” in our 2025 Annual Report for additional information.

Lock-Up	Each of our executive officers and directors has agreed that they will not offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company without the Placement Agent’s prior written consent during the 90 day period from the closing of the offering, and we have agreed to similar restrictions on the issuance, sale, disposal and registration (subject to certain exceptions) of our securities for 30 days following the closing of this offering, subject to certain exemptions.

Risk factors	An investment in our securities involves substantial risks. You should be aware that the Nasdaq may halt trading in our Class A Ordinary Shares and/or delist our Class A Ordinary Shares for public interest concerns. See “Risk Factors – Nasdaq may halt trading in our Class A Ordinary Shares on Nasdaq or delist our Class A Ordinary Shares for public interest concerns as a result of this offering.” on page S-19 of this prospectus supplement. You should read this prospectus carefully, including the section entitled “Risk Factors” and the financial statements in our 2025 Annual Report before investing in our securities.

Transfer Agent	Transhare Corporation

Listing	Our Class A Ordinary Shares are listed on Nasdaq under the symbol “INLF”.

Summary of Risk Factors

 Investing in our securities involves significant risks. You should carefully consider the risks summarized and listed below and under “Risk Factors” of this prospectus supplement and all other information included and incorporated by reference in this prospectus supplement and accompanying prospectus. Additional risks are disclosed in more detail under “Item 3. Key Information—D. Risk Factors” in our 2025 Annual Report, which is incorporated by reference in this prospectus supplement and accompanying prospectus. There may also be risks of which we are currently unaware, or that we currently regard as immaterial based on the information available to us that later prove to be material. If any of these risks occur, our business, operating results and financial condition could be seriously harmed, the trading price of our Class A Ordinary Shares could decline, and you could lose some or all of your investment.

Risks Relating to Doing Business in the PRC

●	The impact of the Cyberspace Administration of China (the “CAC”)’s increasing oversight over data security remains highly uncertain, particularly for companies with substantial China operations seeking to list on a foreign stock exchange.

●	We may be affected by changes in the political and economic policies of the PRC government.

●	Uncertainties with respect to the enforcement of laws, and changes in laws and regulations in China with little advance notice, could materially and adversely affect us.

●	The PRC government exerts substantial influence over the manner in which the PRC subsidiaries conduct their business activities. The PRC government may also intervene or influence the PRC subsidiaries’ operations, which could result in a material change in the PRC subsidiaries’ operations.

●	The PRC government has significant authority to exert influence on our operations in mainland China.

●	Chinese regulatory authorities could disallow our holding company structure by exerting more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

●	Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject our plan participants or us to fines and other legal or administrative sanctions.

●	Recent negative publicity surrounding China-based companies listed in the United States may negatively impact the trading price of the Ordinary Shares.

●	The Class A Ordinary Shares may be delisted under the Holding Foreign Companies Accountable Act (the “HFCA Act”). The delisting of the Class A Ordinary Shares, or the threat of such delisting, may materially and adversely affect the value of your investment. Additionally, the inability of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) to conduct inspections would deprive our investors of the benefits of such inspections.

●	PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries and thereby prevent us from funding our business.

●	It may be difficult for overseas regulators to conduct investigations or collect evidence within the PRC.

●	We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

●	We may be deemed to be a PRC resident enterprise under the Enterprise Income Tax Law, and be subject to the PRC taxation on our worldwide income, which may significantly increase our income tax expenses and materially decrease our profitability.

●	We face uncertainties in the PRC with respect to indirect transfer of equity interests in our PRC subsidiaries.

●	Conversion of RMB to and from other currency may be subject to governmental control in China.

●	You may experience hardships in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management named in this annual report based on foreign laws. It may also be burdensome for you or overseas regulators to conduct investigations or collect evidence within China.

●	Failure to make adequate contributions to various employee benefit plans and withhold individual income tax on employees’ salaries as required by PRC regulations may subject the Operating Entity to penalties.

Risks Relating to the Operating Entity’s Business and Industry

●	Our expansion into the new energy sector may not succeed, and may adversely affect our business, financial condition, and results of operations.

●	The Operating Entity operates in a highly-competitive market and its failure to compete effectively could adversely affect both its and our business, financial condition, and results of operations.

●	The Operating Entity’s research and development, acquisitions, and licensing efforts may fail to generate new products.

●	Manufacturing problems may cause product launch delays, inventory shortages, recalls or unanticipated costs.

●	The Operating Entity may fail to detect or cure defects of its products.

●	If the Operating Entity fails to successfully develop and commercialize new industrial manipulator arms in a timely manner, the operating results may be materially adversely affected.

●	The Operating Entity has a limited operating history, which makes it difficult to evaluate our future prospects.

●	A significant portion of the total revenue of the Operating Entity is derived from a few major customers. A loss of business from any of these major customers may have a significant negative impact on the Operating Entity’s business and financial performance.

●	If the Operating Entity is unable to retain existing customers or attract new ones, or to attract sufficient spending from its customers, our business, results of operations and financial condition could be materially and adversely affected.

●	Our historical growth rates and performance may not be sustainable or indicative of our future growth and financial results.

●	The Operating Entity’s business requires a number of permits and licenses. We cannot assure you that the Operating Entity can maintain all required licenses, permits and certifications to carry on its business at all times.

●	If we cannot retain, attract, and motivate key personnel, we may be unable to effectively implement our business plan.

●	We have granted, and may continue to grant, share options and other forms of share-based incentive plans, which may result in increased share-based compensation expenses.

●	The Operating Entity sources its raw materials used for manufacturing from a limited number of suppliers. If the Operating Entity loses one or more of the suppliers, its operation may be disrupted, and both the Operating Entity’s and our results of operations may be adversely and materially impacted.

●	Damage to our brand image could have a material adverse effect on our growth strategy and our business, financial condition, results of operations and prospects.

●	The Operating Entity may not be able to adequately protect and maintain its intellectual property.

●	If the Operating Entity cannot successfully protect its intellectual property and exclusive rights, our brand and business would suffer.

●	The Operating Entity may be accused of infringing, misappropriating or otherwise violating the intellectual property rights of third parties.

●	We are subject to legal and regulatory proceedings from time to time in the ordinary course of our business.

●	We could be adversely affected by violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery laws.

●	We may need additional capital, and financing may not be available on terms acceptable to us, or at all.

●	We may be required to raise additional capital to fund the projects. Any failure of such additional fundraising may adversely affect the Operating Entity’s daily operations and may cause us to delay, curtail or abandon such projects.

●	The Operating Entity has no business liability or disruption insurance, which could expose it to significant costs and business disruption, and it may incur liabilities that are not covered by insurance.

●	The Operating Entity may not successfully acquire and integrate other businesses, license rights to technologies or products, form and manage alliances, or divest businesses.

Risks Relating to our Class A Ordinary Shares and the Trading Market

●	The public shareholders hold a minority interest in our Company and our directors, officers and other holders of 5% or more of our Class B Ordinary Shares continue to have significant influence over us.

●	If we fail to implement and maintain an effective system of internal controls or fail to remediate the material weaknesses in our internal control over financial reporting that have been identified, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our Class A Ordinary Shares may be materially and adversely affected.

●	We incur substantial increased costs as a public company.

●	Substantial future sales of our Class A Ordinary Shares or the anticipation of future sales of our Class A Ordinary Shares in the public market could cause the price of our Class A Ordinary Shares to decline.

●	We do not intend to pay dividends in the foreseeable future.

●	The market price of our Class A Ordinary Shares may be volatile or may decline regardless of our operating performance.

●	Our management has broad discretion to determine how to use the funds raised in the IPO and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares.

●	If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

●	Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

●	If we cannot continue to satisfy the listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

●	Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Ordinary Shares.

●	The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

●	You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

●	If we are classified as a passive foreign investment company (“PFIC”), United States taxpayers who own our Ordinary Shares may have adverse United States federal income tax consequences.

Risks Related to this Offering

●	There is no public market for the Ordinary Warrants or Pre-Funded Warrants.

●	The Ordinary Warrants and the Pre-Funded Warrants in this offering are speculative in nature.

●	Holders of the Ordinary Warrants and the Pre-Funded Warrants will not have rights of holders of our Class A Ordinary Shares until such warrants are exercised.

●	The sale or availability for sale of substantial amounts of our Class A Ordinary Shares could adversely affect their market price.

●	Nasdaq may halt trading in our Class A Ordinary Shares on Nasdaq or delist our Class A Ordinary Shares for public interest concerns as a result of this offering.

●	The price of our securities and other terms of this offering have been determined by us along with our Placement Agent and the investors of this offering.

●	You may experience futher dilution as a result of future securities offerings.

●	Any future share consolidations to be implemented in the future could cause our share price to decline relative to its value before the share consolidations and decrease the liquidity of Class A Ordinary Shares.

●	The Series A and Series B Warrants contain a Share Combination Event adjustment feature that could substantially reduce the exercise price of the Ordinary Warrants and significantly increase the number of shares issuable upon exercise, resulting in substantial dilution to existing shareholders.

●	The reset provisions of the Series A Warrants, Series B Warrants and Series C Warrants may result in substantial dilution to existing shareholders.

●	The Series B Warrants have a short exercise period and may expire without value.

●	We are subject to regulations and continued requirements as our Class A Ordinary Shares are listed and traded on The Nasdaq Capital Market.

●	Nasdaq’s recently adopted minimum Market Value of Listed Securities requirement of $5 million could result in the suspension and delisting of our common stock from Nasdaq.

●	We will have broad discretion in the use of the net proceeds from this offering and, despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.

●	The market price of our Class A Ordinary Shares is likely to be highly volatile and subject to wide fluctuation, trading of our Class A Ordinary Shares could be sporadic, and you may be unable to resell your shares at or above the price at which you acquired them, or at all, resulting in losses.

●	Although we achieved net income for the six months ended June 30, 2026, we have historically incurred net loss and may incur losses in the future.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS FILING, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS MAY ADVERSELY IMPACT THE COMPANY’S BUSINESS OPERATIONS AND THE VALUE OF THE COMPANY’S SECURITIES.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described in this section and under the heading “Risk Factors” contained in any applicable prospectus supplement and under similar headings in our most recent annual report on Form 20-F as updated by our subsequent filings, some of which are incorporated by reference into this prospectus supplement, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus supplement forms a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. For more information, see “Item 3. Key Information – 3.D. Risk Factors” in our 2025 Annual Report and “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

Risks Related to this Offering

There is no public market for the Ordinary Warrants or the Pre-Funded Warrants.

There is no established public trading market for the Ordinary Warrants or the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Ordinary Warrants or the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system, including the Nasdaq Stock Market LLC. Without an active market, the liquidity of the Ordinary Warrants and the Pre-Funded Warrants will be limited.

The Ordinary Warrants and the Pre-Funded Warrants in this offering are speculative in nature.

The Ordinary Warrants and the Pre-Funded Warrants in this offering do not confer any rights of Class A Ordinary Shares ownership on their holders, but rather merely represent the right to acquire Class A Ordinary Shares at a fixed price. In addition, following this offering, the market value of the Ordinary Warrants and the Pre-Funded Warrants, if any, is uncertain and there can be no assurance that the market value of the Ordinary Warrants and the Pre-Funded Warrants will equal or exceed their imputed offering price. The Ordinary Warrants and the Pre-Funded Warrants will not be listed or quoted for trading on any market or exchange.

Holders of the Ordinary Warrants and the Pre-Funded Warrants will not have rights of holders of our Class A Ordinary Shares until such warrants are exercised.

Until holders of the Ordinary Warrants and the Pre-Funded Warrants acquire Class A Ordinary Shares upon exercise of such warrants, holders of the Ordinary Warrants and the Pre-Funded Warrants will have no rights with respect to the Class A Ordinary Shares underlying such warrants.

The sale or availability for sale of substantial amounts of our Class A Ordinary Shares could adversely affect their market price.

We have agreed with the Placement Agent, subject to certain exceptions, not to issue, offer, sell, transfer or otherwise dispose of any Class A Ordinary Shares for a period ending 30 days from the closing of this offering. Similarly, our directors and executive officers have agreed with the Placement Agent, pursuant to certain lock-up agreements and subject to certain exceptions, not to sell, transfer or otherwise dispose of any Class A Ordinary Shares for a period ending 90 days from the closing of this offering. See “Plan of Distribution”. Class A Ordinary Shares subject to these lock-up agreements will become eligible for sale in the public market upon expiration of these lock-up agreements, subject to limitations imposed by Rule 144 under the Securities Act. If our shareholders sell substantial amounts of our Class A Ordinary Shares in the public market, the market price of our Class A Ordinary Shares could fall. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their Class A Ordinary Shares and investors to short our Class A Ordinary Shares. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

In addition, sales of substantial amounts of our Class A Ordinary Shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our Class A Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future. The Class A Ordinary Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements, if any. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Class A Ordinary Shares. See “Plan of Distribution” for a more detailed description of the restrictions on selling our securities after this offering.

Nasdaq may halt trading in our Class A Ordinary Shares on Nasdaq or delist our Class A Ordinary Shares for public interest concerns as a result of this offering.

Because of the highly dilutive nature of this offering, Nasdaq may halt trading in our Class A Ordinary Shares on Nasdaq or delist our Class A Ordinary Shares for public interest concerns or because our Class A Ordinary Shares continue to trade below Nasdaq’s minimum bid price as a result of this offering, even if we are otherwise able to regain compliance for continued listing on Nasdaq. A number of Nasdaq-listed companies have filed public disclosures regarding the receipt of notification letters indicating that Nasdaq made the determination to halt and/or delist such companies as a result of public interest concerns arising from the issuance of warrants with similar terms to, and similar potential dilutive impact as, the Ordinary Warrants in this offering. Additionally, warrants with similar terms issued by other Nasdaq-listed companies have caused such Nasdaq-listed companies’ stock prices to drop below Nasdaq’s minimum bid price or made it more difficult for these companies to cause their stock prices to regain compliance with Nasdaq’s minimum bid price. Therefore, even if we consummate this offering at a price above Nasdaq’s minimum bid price, there can be no assurance that our Class A Ordinary Shares will not again drop below such price, which may cause Nasdaq to delist our Class A Ordinary Shares.

If Nasdaq delists our securities from trading on its exchange for failure to meet its listing standards, and we are not able to list such securities on another national securities exchange, then our Class A Ordinary Shares could be quoted on an over-the-counter market. If this were to occur, we and our shareholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that the Class A Ordinary Shares are a “penny stock,” which will require brokers trading the Class A Ordinary Shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

●	a limited amount of news and analyst coverage; and

●	a decreased ability for us to issue additional securities or obtain additional financing in the future.

The price of the securities and other terms of this offering have been determined by us, our Placement Agent and the investors in the offering.

The actual offering price of the securities we are offering, and the exercise price of the Ordinary Warrants that we are offering, were negotiated between us, the Placement Agent and the investors in the offering based on the trading of our Class A Ordinary Shares prior to the offering, among other things. Other factors considered in determining the offering price of the securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering, and such other factors as were deemed relevant. The trading price of the Class A Ordinary Shares may be higher or lower than the price you paid for our securities.

In addition, we will issue Series A Warrants, Series B Warrants consisting of Units which include one Class A Ordinary Share and one Series A Warrant, and Series C Warrants to collectively purchase up to 27,068,022 Class A Ordinary Share (accounting for approximately 2,587% of our currently issued and outstanding Class A Ordinary Shares). Such issuance will cause a reduction in the proportionate ownership and voting power of all other shareholders. Additionally, we cannot assure you that the holders of such warrants will be able to sell the Class A Ordinary Shares at a price per share that is equal to or greater than the exercise price paid by such holders.

You may experience further dilution as a result of future securities offerings.

In order to raise additional capital, we may in the future offer additional Class A Ordinary Shares or other securities convertible into or exchangeable for our Class A Ordinary Shares, including, without limitation, private or public equity or debt offerings other than this offering. The price per share at which we sell additional Class A Ordinary Shares or other securities convertible into or exchangeable for our Class A Ordinary Shares in future transactions may be higher or lower than the market price per share of the Class A Ordinary Shares.

Any future share consolidations to be implemented in the future could cause our share price to decline relative to its value before the share consolidations and decrease the liquidity of Class A Ordinary Shares.

On April 6, 2026, we effected a 1-for-16 share consolidation of all of our authorized and issued Class A ordinary shares and Class B ordinary shares (the “April 2026 Share Consolidation”), pursuant to which every sixteen (16) shares of each class were combined into one (1) share of the same class. As a result, the number of issued and outstanding Class A Ordinary Shares decreased from 208,400,000 to 13,025,000, and the number of issued and outstanding Class B Ordinary Shares decreased from 12,500,000 to 781,250. Following the April 2026 Share Consolidation, our authorized share capital was US$350,000, divided into 209,375,000 Class A Ordinary Shares with a par value of US$0.0016 each and 9,375,000 Class B Ordinary Shares with a par value of US$0.0016 each.

On July 6, 2026, we effected a further 1-for-200 share consolidation of all of our authorized and issued Class A ordinary shares and Class B ordinary shares (the “July 2026 Share Consolidation”), pursuant to which every two hundred (200) shares of each class were combined into one (1) share of the same class. At the effective time of the July 2026 Share Consolidation, every 200 issued and outstanding ordinary shares of each class were combined into one ordinary share of the same class. As a result of the 2026 Share Consolidation , our authorized share capital was US$350,000, divided into 1,046,875 Class A Ordinary Shares with a par value of US$0.32 each and 46,875 Class B Ordinary Shares with a par value of US$0.32 each.

We may implement further share consolidations in the future. There is no assurance that any such further share consolidation will not cause an actual decline in the value of our outstanding Class A Ordinary Shares. The liquidity of our Class A Ordinary Shares may be adversely affected by any share consolidation because of the reduced number of shares outstanding, especially if the market price of our Class A Ordinary Shares does not increase as a result. In addition, any share consolidation may increase the number of shareholders who own odd lots (less than 100 shares) of our Class A Ordinary Shares, creating the potential for those shareholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales. Furthermore, under Nasdaq Listing Rules, because we have effected reverse share splits within the past year and with a cumulative ratio of 250 shares or more to one over the prior two-year period, if our Class A Ordinary Shares subsequently fail to meet the US$1.00 minimum bid price requirement, we will not be eligible for any compliance period and Nasdaq may immediately issue a delisting determination.

The Series A Warrant and Series B Warrant contain a Share Combination Event adjustment feature that could substantially reduce their exercise price and significantly increase the number of shares issuable upon exercise, resulting in substantial dilution to existing shareholders.

The Series A Warrants and Series B Warrants contain a Share Combination Event adjustment provision. If, while the Series A Warrants and Series B Warrants remain outstanding, we effect a reverse share split, share combination, recapitalization or similar transaction involving our Class A Ordinary Shares (a “Share Combination Event”), then, the exercise price of the Series A Warrants and Series B Warrants may be further reduced to the lowest volume weighted average price (“VWAP”) observed during the period beginning five trading days before and ending five trading days after the Share Combination Event. If this Event Market Price is lower than the otherwise applicable exercise price, the exercise price of the Series A Warrants and Series B Warrants will be reduced to such lower price. For each adjustment purchase to a Share Combination Event, the number of shares issuable under the Series A Warrants and Series B Warrants (the “Share Combination Issuable Shares”) will be increased such that the aggregate exercise price, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price on the issuance date of the Series A Warrants and Series B Warrants.

For illustrative purposes, the Series A Warrants and Series B Warrants have an initial exercise price of $1.60 per share, which is the public offering price per Class A Ordinary Share and accompanying Ordinary Warrants, assuming (i) the Series B Warrants have been fully exercised prior to its reset, (ii) no Series A Warrants (including those issued upon exercise of Series B Warrants) have been exercised, (iii) the exercise price of the Series A Warrants is reset to the floor price of $0.51, the number of Class A Ordinary Shares issuable per Series A Warrants will be increased to 14,705,886. Assuming a future share consolidation at an assumed ratio of one (1)-for-ten (10), the exercise price will be adjusted to $5.10 and the number of Class A Ordinary Shares issuable per Series A Warrant will be adjusted to 1,470,589 shares. Further assuming that the Event Market Price were determined to be $3.00, the exercise price would be reduced from $5.10 to $3.00 and the number of shares issuable upon exercise would increase from 1,470,589 shares to 2,500,001 shares. If the Event Market Price were $2.00, the exercise price would be reduced from $5.10 to $2.00, and the number of shares issuable upon exercise would increase from 1,470,589 share to 3,750,001 shares. The actual adjustment would depend on the ratio of the share consolidation and the applicable Event Market Price at the time of the Share Combination Event.

Event	Exercise Price	Assumed Event Market Price	Shares per Series A Warrant after proportional adjustments pursuant to the Assumed Share Consolidation	Series A Warrant Shares after proportional adjustments pursuant to the Assumed Share Consolidation	Adjusted Series A Warrant Shares after Share Combination Event	Increase of Series A Warrant Shares	Fully Diluted Shares after Share Combination Event	Fully Diluted Existing Shareholders Ownership %	Fully Diluted Series A Warrant Ownership %	Dilution to Existing Shareholders
None	$1.60	$1.60	1.00	4,687,500	4,687,500	0%	10,465,298	10.42%	44.79%	0.00%
Reset to the floor price of $0.51	$0.51	$0.51	1.00	14,705,886	14,705,886	0%	30,502,070	3.57%	48.21%	6.84%
A share consolidation ratio of 1-for-10	$5.10	$2.00	0.10	1,470,589	3,750,001	155%	5,329,619	2.05%	70.36%	8.37%
A share consolidation ratio of 1-for-50	$25.50	$2.00	0.02	294,118	3,750,001	1175%	4,065,925	0.54%	92.23%	9.88%

The foregoing table illustrates the potential impact of the Share Combination Event adjustment provision at various share consolidation ratios, assuming in each case that the exercise price is reduced to the Event Market Price and assuming Series B Warrants are exercised in full. As illustrated above, depending on the ratio of the share consolidation and the applicable Event Market Price at the time of the Share Combination Event, the Share Combination Event adjustment would increase the number of shares issuable upon exercise of the Ordinary Warrants by significant amount and could be higher than 1175% as illustrated above assuming a $2.00 Event Market Price under a 1-for-50 share consolidation ratio. As a result, the ownership percentage of our existing shareholders could decline from approximately 10.42% to 0.54% or even lower if the Event Market Price is lower than as illustrated above, attributable solely to the Share Combination Event adjustment provision. Even though the Warrant includes a floor price, the Share Combination Event adjustment is not subject to such floor price and therefore the exercise price could be adjusted to below the floor price and the number of shares issuable under the Ordinary Warrants could be significantly increased.

The Series B Warrants consisting of Units, including one Class A Ordinary Share and one Series A Warrant, also have a Share Combination Event adjustment provision, which is identical to the Share Combination Event adjustment provision for the Series A Warrant. However, such Series B Warrants may or may not be exercised during their term.

The Series A Warrants contain adjustment provisions that may substantially reduce the exercise price.

The Series A Warrants also contain adjustment provisions that could result in a significant reduction in the exercise price of the Series A Warrants. Pursuant to the Dilutive Issuance adjustment provisions of the Series A Warrants, if we sell (or are deemed to have issued or sold) any Class A Ordinary Shares or securities convertible or exercisable into Class A Ordinary Shares, but excluding Class A Ordinary Shares or securities deemed to have been issued or sold by us in an Exempt Issuance (as defined in the Series A Warrant) or to extend the term of such securities, for a consideration per share (the “New Issuance Price”) less than a price equal to the exercise price of the Ordinary Warrant in effect immediately prior to such issuance or sale or deemed issuance or sale (each of the foregoing, a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the exercise price then in effect shall be reduced to the lower of the (1) New Issuance Price and the (2) lowest VWAP during the period commencing five consecutive Trading Days immediately preceding and ending on the fifth Trading Day immediately following the consummation of such issuance. The number of Class A Ordinary Shares issuable pursuant to the Series A Warrant will remain the same as prior to the Dilutive Issuance.

For illustrative purposes, the Series A Warrant has an initial exercise price of $1.60 per share, which is the public offering price per Class A Ordinary Share and accompanying Ordinary Warrants, following a future financing at an assumed offering price of $0.50 per share, the exercise price will be adjusted from $1.60 to $0.50. The number of Class A Ordinary Shares issuable remains the same as immediately prior to such Dilutive Issuance. The Company will receive less exercise price under the Series A Warrants if they conduct a financing at lower price in the future. Even though the Series A Warrant includes a floor price, the Dilutive Issuance adjustment is not subject to such floor price and therefore the exercise price could be adjusted to below the floor price.

The reset provisions of the Series A Warrants, Series B Warrants and Series C Warrants may result in substantial dilution to existing shareholders.

If the trading price of our Class A Ordinary Shares declines following this offering, the exercise price of the Series A Warrants and Series B Warrants will be reduced on the Series A and B Reset Date and the number of securities issuable upon their exercise will be proportionately increased. In addition, the Series C Warrants, which are initially exercisable for zero Class A Ordinary Shares, will become exercisable on the Series C Reset Date at an exercise price of $0.0001 per share for a number of Class A Ordinary Shares that effectively reprices each investor’s purchase in this offering to the average daily VWAP during the Series C Reset Period, subject to a floor price of $0.51.

For the offering of $3,750,000 of securities at $1.60 per share accompanying Ordinary Warrants, if the Series A and B Reset Price is $0.51, assuming Series A Warrants and Series B Warrants (including such Series A Warrants underlying the Series B warrants) are fully exercised, the Company will issue an additional 22,058,829 Class A Ordinary Shares for aggregate consideration of approximately $11.25 million. If the Series C Reset Price is $0.51, assuming Series C Warrants are fully exercised, the Company will issue 5,009,193 additional Class A Ordinary Shares for aggregate consideration of approximately $501. These features could cause substantial dilution to our existing shareholders.

The Series B Warrants have a short exercise period and may expire without value.

The Series B Warrants expire sixty (60) days after issuance. A holder that does not exercise within the applicable exercise period will lose its rights under the Series B Warrants, including the right to receive the underlying Class A Ordinary Shares and additional Series A Warrants. The market price of our Class A Ordinary Shares may not make exercise economically attractive during that short period. The exercise and registration conditions in the Series B Warrants may also affect a holder’s ability to exercise before expiration. We are not required to net cash settle an exercise.

We are subject to regulations and continued requirements as our Class A Ordinary Shares are listed and traded on The Nasdaq Capital Market.

We are required to meet the continued listing standards for The Nasdaq Capital Market. If we fail to meet the continued listing standards, we may be found delinquent by Nasdaq or we may even face delisting by Nasdaq. The Nasdaq Capital Market requires that the average closing price of its listed Class A Ordinary Shares remain above $1.00 over a 30 consecutive business day period. As previously disclosed on Form 6-K, filed with the SEC on October 30, 2025, on October 27, 2025, the Company received a deficiency letter (the “Notice”) from the Nasdaq Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”). The Notice informed the Company that, based upon the closing bid price of the Company’s Class A Ordinary Shares over the 30 consecutive business day period between September 11, 2025 and October 24, 2025, the Company is not in compliance with the requirement to maintain a minimum bid price of $1.00 per share of its Class A Ordinary Shares for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The Notice had no immediate effect on the continued listing status of the Class A Ordinary Shares on The Nasdaq Capital Market. The Company was provided a compliance period of 180 calendar days, or until April 27, 2026, to regain compliance with the Minimum Bid Price Requirement. On April 22, 2026, the Staff notified the Company that the Staff had determined that from April 8, 2026 to April 21, 2026 the Closing bid price of the Company’s Class A ordinary Shares had been at $1.00 per share and as accordingly, the Company had regained compliance with Listing Rule 5550(a)(2) and the matter was closed. As of the date of this prospectus supplement, the Company has regained compliance with the Minimum Bid Price Requirement and has not received any additional notice of deficiency from Nasdaq.

We continue to monitor the closing bid price of our Class A Ordinary Shares. Although we regained compliance with the Minimum Bid Price Requirement in April 2026, there can be no assurance that we will maintain compliance with the Minimum Bid Price Requirement or the other applicable Nasdaq continued listing standards. In addition, to maintain a listing on The Nasdaq Capital Market, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum shareholders’ equity, and certain corporate governance requirements. We may in the future become noncompliant with the Minimum Bid Price Requirement or the other applicable Nasdaq continued listing standards. If we are unable to satisfy these requirements, our Class A Ordinary Shares could be subject to delisting. Delisting would have a negative effect on the price of our Class A Ordinary Shares and would impair your ability to sell our Class A Ordinary Shares when you wish to do so. Furthermore, under Nasdaq Listing Rules, because we have effected reverse share splits within the past year and with a cumulative ratio of 250 shares or more to one over the prior two-year period, if our Class A Ordinary Shares subsequently fail to meet the US$1.00 minimum bid price requirement, we will not be eligible for any compliance period and Nasdaq may immediately issue a delisting determination.

Nasdaq’s recently adopted minimum Market Value of Listed Securities requirement of $5 million could result in the suspension and delisting of our common stock from Nasdaq.

On July 22, 2026, the SEC approved a new Nasdaq rule requiring companies listed on Nasdaq to maintain a minimum Market Value of Listed Securities (“MVLS”) of at least $5.0 million. Under the new rule, if a company’s MVLS remains below $5 million for 30 consecutive business days, Nasdaq will issue a Staff Delisting Determination, and trading in the company’s securities will be immediately suspended without any cure or compliance period. Furthermore, a request for a hearing before a Nasdaq Hearings Panel will not stay the suspension, although the Hearings Panel may, in limited circumstances, grant an exception of up to 180 days from the Staff Delisting Determination for the company to demonstrate that it satisfies all applicable initial (not merely continued) listing requirements.

On July 29, 2026, the SEC’s Division of Trading and Markets confirmed that it had received notices of intention to petition the full SEC for review of the approval, which automatically stayed the order implementing the rule pending further action from the Securities and Exchange Commission. However, such newly promulgated $5 million MVLS requirements may still be affirmed and upon then, the Company may not be able to comply with such requirement.

The Company’s ability to maintain compliance with the $5 million MVLS requirement depends on a number of factors, including the market price of the Class A Ordinary Shares and the number of our issued and outstanding shares. The market price of the Class A Ordinary Shares may be volatile and could decline for reasons beyond our control, including:

●	general market conditions or downturns in the broader equity markets;

●	sector-specific or industry-wide volatility;

●	changes in interest rates or macroeconomic conditions;

●	geopolitical events;

●	actual or perceived short selling activity or other trading dynamics;

●	reduced liquidity or limited public float; and

●	investor perceptions regarding our business, prospects, or financial condition.

If the Company’s MVLS were to fall below $5 million for 30 consecutive business days, Nasdaq would issue a staff delisting determination and immediately suspend trading of the Class A Ordinary Shares on Nasdaq. Any suspension or delisting of the Class A Ordinary Shares from Nasdaq could materially and adversely affect our business, financial condition, results of operations, and the value of the Class A Ordinary Shares.

If we are delisted from Nasdaq, our securities may be eligible for trading on an over-the-counter market. If we are not able to obtain a listing on another stock exchange or quotation service for our securities, it may be extremely difficult or impossible for shareholders to sell their shares. If we are delisted from Nasdaq, but obtain a substitute listing for our securities, it will likely be on a market with less liquidity, and therefore experience potentially more price volatility than experienced on Nasdaq. Shareholders may not be able to sell their securities on any such substitute market in the quantities, at the times, or at the prices that could potentially be available on a more liquid trading market. As a result of these factors, if our securities are delisted from Nasdaq, the value and liquidity of our securities would likely be significantly adversely affected.

In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our securities to become listed again, stabilize the market price or improve the liquidity of our securities, prevent our securities from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with the listing requirements of Nasdaq. There can be no assurance that we will maintain the compliance of our securities with the Nasdaq listing requirements.

We will have broad discretion in the use of the net proceeds from this offering and, despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.

We currently intend to use the net proceeds from this offering for the purchase of insurance coverage for the Company’s directors and officers and for working capital purposes, including for the Phase II manufacturing facility, production and R&D equipment, its Xiamen headquarters and R&D platform, new product R&D (including industrial robots), talent recruitment, and working capital, with deployment expected over the next one to two years. Our management will have broad discretion over the use and investment of the net proceeds from this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. We may use the net proceeds in ways that do not improve our operating results or increase the value of your investment.

The market price of our Class A Ordinary Shares is likely to be highly volatile and subject to wide fluctuation, trading of our Class A Ordinary Shares could be sporadic, and you may be unable to resell your shares at or above the price at which you acquired them, or at all, resulting in losses.

Our stock prices have experienced substantial volatility in the past, often based on factors that we believe are unrelated to our business or financial performance or prospects. We believe that trading in our stock has been and will likely continue to be subject to significant volatility. These factors include macroeconomic developments in North America, China and globally and market perceptions of the attractiveness of particular industries. Factors unrelated to our performance that may affect the price of our Class A Ordinary Shares include the following: the extent of analytical coverage available to investors concerning our business may be limited if investment banks with research capabilities do not follow us, a reduction in trading volume and general market interest in our Class A Ordinary Shares may affect an investor’s ability to trade significant numbers of shares of our Class A Ordinary Shares; the size of our public float may limit the ability of some institutions to invest in our Class A Ordinary Shares. As a result of any of these factors, the market price of our Class A Ordinary Shares at any given point in time may not accurately reflect our long-term value. The price of our Class A Ordinary Shares may increase or decrease in response to a number of events and factors, including: changes in financial estimates; our acquisitions and financings; quarterly variations in our operating results; the operating and share price performance of other companies that investors may deem comparable; and purchase or sale of blocks of our Class A Ordinary Shares. These factors, or any of them, may materially adversely affect the prices of our Class A Ordinary Shares regardless of our operating performance.

The market price of our Class A Ordinary Shares is affected by many other variables which we believe are not directly related to our success and are, therefore, not within our control. These include other developments that affect the breadth of the public market for our Class A Ordinary Shares and the attractiveness of alternative investments. The effect of these and other factors on the market price of our Class A Ordinary Shares is expected to make our Class A Ordinary Shares price volatile in the future, which may result in losses to our investors.

The securities in this registered direct offering are being sold to certain investors at fixed purchase price terms. The market price of our Class A Ordinary Shares may fluctuate significantly and may decline below the purchase price following the offering. As a result, investors may be unable to sell the Class A Ordinary Shares purchased in this offering at or above the price they paid and may lose some or all of their investment.

Although we achieved net income for the six months ended June 30, 2026, we have historically incurred net loss and may incur losses in the future.

We recorded net income of $1,009,010 for the six months ended June 30, 2026, compared with a net loss of $1,975,420 for the six months ended June 30, 2025. We historically incurred a net loss of $5,450,453 for the fiscal year ended December 31, 2025. Our recent net income does not assure continued profitability. Our ability to achieve and maintain profitability depends on a number of factors, many of which are beyond our control, including our ability to increase revenues, effectively manage our operating expenses, and successfully execute our business strategy. We may continue to incur operating losses as we invest in our business, expand our operations, develop new products or services, and pursue growth opportunities. If we are unable to generate sufficient revenues or control our costs, we may not be able to achieve a profitable position and our losses may continue or increase, which could adversely affect our business, financial condition and results of operations.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS FILING, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS MAY ADVERSELY IMPACT THE COMPANY’S BUSINESS OPERATIONS AND THE VALUE OF THE COMPANY’S SECURITIES.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization as of June 30, 2026:

●	on an actual basis, as derived from our unaudited consolidated interim financial statements as of June 30, 2026, which are incorporated by reference into this prospectus supplement; and

●	on a pro forma basis to reflect the issuance of 40,000 Class B Ordinary Shares issued from the Class B PIPE Transaction, for net proceeds of $103,200, after deducting the offering expenses payable by us; and

●	on a pro forma as adjusted basis to give further effect to the issuance of and sale of 435,000 Class A Ordinary Shares, Pre-Funded Warrants to purchase up to 1,908,750 Class A Ordinary Shares, Series A Warrants to purchase up to 7,352,943 Class A Ordinary Shares, Series B Warrants to purchase up to 7,352,943 Units (each consisting of one Class A Ordinary Share and one Series A Warrant to purchase one Class A Ordinary Share), Series C Warrants to purchase up to 5,009,193 Class A Ordinary Shares in this offering, at the offering price of $1.60 per Class A Ordinary Share and accompanying Ordinary Warrants or $1.5999 per Pre-Funded Warrant and accompanying Ordinary Warrants, after deducting the estimated offering expenses payable by us and assuming full exercise of the Pre-Funded Warrants and no exercise of any Ordinary Warrants.

You should read this table together with our consolidated financial statements and notes included in the information incorporated by reference into this prospectus supplement and the accompanying prospectus.

As of June 30, 2026

(All amounts in U.S. dollars, except for share and per share data, unless otherwise noted)

	June 30, 2026
	Actual	Pro forma As Adjusted	Pro Forma As Further Adjusted
	US$	US$	US$
Debt:
Bank Loan	6,969,090	6,969,090	6,969,090
Shareholders’ Equity:
Class A Ordinary Share, $0.32 par value, 1,046,875 shares authorized; 1,046,390 shares issued and outstanding as of June 30, 2026(2); 1,046,390 shares issued and outstanding on a pro forma as adjusted basis; $0.0001 par value, 8,000,000,000 shares authorized and 3,390,140 shares issued and outstanding on a pro forma as further adjusted basis.	334,845	334,845	339
Class B Ordinary Share, $0.32 par value, 46,875 shares authorized; 3,908 shares issued and outstanding as of June 30, 2026(2); 43,908 shares issued and outstanding on a pro forma as adjusted basis; $0.0001 par value, 500,000,000 shares authorized, 43,908 shares issued and outstanding on a pro forma as further adjusted basis.	1,250	14,050	4
Additional paid-in capital	70,887,594	70,977,994	74,625,816
Statutory reserves	539,506	539,506	539,506
Retained earnings	(1,413,847)	(1,413,847)	(1,413,847)
Accumulated other comprehensive income	1,129,194	1,129,194	1,129,194
Total Capitalization	78,447,632	78,550,832	81,850,102

(1)	The pro forma as-adjusted information discussed above is illustrative only. Our additional paid-in capital, total shareholders’ equity, and total capitalization following the completion of this offering are subject to further adjustment.

(2)	The shares are presented on a retrospective basis to give effect to the 1-for-200 share consolidation of the Company’s authorized and issued ordinary shares effective July 6, 2026, following the 1-for-16 share consolidation of the Company’s authorized and issued ordinary shares effective April 6, 2026, but do not give effect to the reduction in the par value of the Company’s ordinary shares from US$0.32 to US$0.0001 per share.

DILUTION

If you invest in the securities in this offering, your ownership interest will be immediately diluted to the extent of the difference between the offering price per Class A Ordinary Share and accompanying Ordinary Warrant and the net tangible book value per ordinary share after this offering. Dilution results because the offering price per Class A Ordinary Share and accompanying Ordinary Warrant is substantially in excess of the book value per ordinary share attributable to the existing shareholders for our presently outstanding Class A Ordinary Shares.

Net tangible book value represents the amount of our total consolidated tangible assets, which represent the amount of our total consolidated assets, excluding intangible assets, less total consolidated liabilities. Our historical net tangible book value as of June 30, 2026 was US$69,166,638, or US$65.85 per Class A Ordinary Share. Our historical net tangible book value is the amount of our total tangible assets less our liabilities. Historical net tangible book value per ordinary share is our historical net tangible book value divided by the number of outstanding ordinary share as of June 30, 2026 , as adjusted to give effect to the Share Consolidations.

Dilution is determined by subtracting net tangible book value per ordinary share, after giving effect to the additional proceeds we will receive from this offering, from the offering price of US$1.60 per Class A Ordinary Share and accompanying Ordinary Warrant and US$3,299,270 (assuming full exercise of the Pre-Funded Warrants and no exercise of the Ordinary Warrants), and after deducting the Placement Agent’s fees and estimated offering expenses payable by us attributed to each share.

Without taking into account any other changes in net tangible book value after June 30, 2026 other than to give effect to (i) the issuance of 40,000 Class B Ordinary Shares issued from the Class B PIPE Transaction, for net proceeds of $103,200, after deducting the offering expenses payable by us, and (ii) the sale of the Class A Ordinary Shares and accompanying Ordinary Warrants offered in this offering, at an offering price of US$1.60, after deducting the Placement Agent’s fees and estimated offering expenses payable by us and assuming full exercise of the Pre-Funded Warrants and no exercise of the Ordinary Warrants, our pro forma as further adjusted net tangible book value as of June 30, 2026 would have been US$72,569,108 or US$21.13 per Class A Ordinary Share. This represents an immediate increase in net tangible book value of US$(44.72) per Class A Ordinary Share to the existing shareholders and an immediate dilution in net tangible book value of US$(19.53) per Class A Ordinary Share to investors purchasing securities in this offering. The following table illustrates this dilution:

Offering price per Class A Ordinary Share and accompanying Ordinary Warrant	US$	1.60
Net tangible book value per share as of June 30, 2026	US$	65.85
Increase in net tangible book value per ordinary share attributable to payments by new investors	US$	(44.72)
Pro forma as further adjusted net tangible book value per share after this offering	US$	21.13
Dilution per share to new investors in this offering	US$	(19.53)

The tables and discussion above are based on a total of 1,046,390 Class A Ordinary Shares issued and outstanding and 43,908 Class B Ordinary Shares issued and outstanding after this offering, assuming full exercise the Pre-Funded Warrants and no exercise of the Ordinary Warrants.

The discussion and tables above assumes full exercise of Pre-Funded Warrants, and no exercise of the Ordinary Warrants. To the extent that we issue additional Class A Ordinary Share in the future, there will be further dilution to new investors participating in this offering.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $3,299,270, assuming all Pre-Funded Warrants are exercised and no exercise of the Ordinary Warrants, after deducting the Placement Agent’s fees and the estimated offering expenses payable by us. See “Prospectus Supplement Cover Page” for further information regarding the fees and expenses payable in connection with this offering.

We intend to use the net proceeds from this offering for the purchase of insurance coverage for the Company’s directors and officers and for working capital purposes, including for the Phase II manufacturing facility, production and R&D equipment, its Xiamen headquarters and R&D platform, new product R&D (including industrial robots), talent recruitment, and working capital, with deployment expected over the next one to two years.

Pursuant to the terms of the securities purchase agreements entered into with the investors in this offering, we have agreed not to use the net proceeds of this offering: (a) for the satisfaction of any portion of our debt (other than payment of trade payables in the ordinary course of our business and consistent with past practice); (b) for the redemption of any Ordinary Shares or Ordinary Share Equivalents; (c) for the settlement of any outstanding litigation; or (d) in violation of the Foreign Corrupt Practices Act or the regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations and the rate of growth, if any, of our business. Subject to the restrictions described above, we will retain broad discretion in the allocation of the net proceeds of this offering.

DESCRIPTION OF ORDINARY SHARES

Type and Class of Securities

Our authorized share capital of the Company is US$850,000 divided into 8,000,000,000 class A ordinary shares of par value of US$0.0001 each and 500,000,000 class B ordinary shares of par value of US$0.0001 each, of which 1,046,390 Class A Ordinary Shares are issued and outstanding, and 43,908 Class B Ordinary Shares are issued and outstanding as of the date of this prospectus supplement.

Our ordinary shares may be held in either certificated or uncertificated form.

Preemptive Rights

The holders of our ordinary shares do not have pre-emptive rights under the Companies Act (As Revised) of the Cayman Islands (the “Cayman Companies Act”) or pursuant to our eighth amended and restated memorandum and articles of association (the “Articles”).

Rights of Ordinary Shares

Ordinary Shares

All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form, and are issued when registered in our register of members. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. We may not issue shares or warrants to bearer.

Subject to the provisions of the Cayman Companies Act and our eighth amended and restated articles of association regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to ordinary shares. No share may be issued at a discount except in accordance with the provisions of the Cayman Companies Act.

Dividends

Subject to the provisions of the Cayman Companies Act and any rights attaching to any class or classes of shares under and in accordance with the articles:

(a)	the directors may declare dividends (including interim dividends) or other distributions on shares in issueout of our funds which are lawfully available for that purpose; and

(b)	our shareholders may, by ordinary resolution, declare final dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Cayman Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

Holders of Class A Ordinary Shares and Class B Ordinary Shares have the right to receive notice of, attend, speak and vote at general meetings of the Company. Holders of shares of Class A Ordinary Shares and Class B Ordinary Shares shall, at all times, vote together as a single class on all matters submitted to a vote for shareholders’ consent.

Each Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to the vote at general meetings of the Company; whereas, each Class B Ordinary Share shall be entitled to twenty (20) votes on all matters subject to the vote at general meetings of the Company.

Conversion Right

In respect of a holder of Class B Ordinary Shares, subject to the provisions of the Articles and to any applicable fiscal or other laws or regulations including the Cayman Companies Act, to convert all or any of its Class B Ordinary Shares, into Class A Ordinary Shares in its discretion on a one-to-one basis. A holder of Class A Ordinary Shares shall have no rights to convert Class A Ordinary Shares into Class B Ordinary Shares under any circumstances.

General Meetings of Shareholders

As a Cayman Islands exempted company, we are not obligated by the Cayman Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they consider necessary or desirable. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten percent of the rights to vote in respect to the matter for which the meeting is requested, deposited at the registered office of the Company. The written requisition shall specify (a) the place, the date, and the hour of the meeting; (b) whether the meeting will be held virtually, at a physical place or both; (c) if the meeting is to be held in any part of a physical place, the address of such place; (d) if the meeting is to be held in two or more places, the technology that will be used to facilitate the meeting; (e) subject to the following paragraph, and the requirement of the rules of Nasdaq (to the extent applicable), the general nature of the business to be transacted; and (f) if a resolution is proposed as a special resolution, the text of that resolution. If the directors do not convene such meeting within 21 clear days after the date of such deposit, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of that period in which case all reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least five (5) clear days’ notice must be given to such persons entitled to receive such notices from our Company under our Articles.

Subject to the Cayman Companies Act and with the consent of all shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum shall consist of the presence (whether in person or represented by proxy) of (i) if we have only one member, that member; (b) if we have more than one member, one or more members holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place 7 days hence, or to such other time or place as is determined by the directors. If a quorum is not present at the meeting within fifteen minutes of the time appointed for the adjourned meeting, then the shareholders present in person or by proxy at the meeting shall constitute a quorum.

The chairman must adjourn the meeting if so directed by the shareholders constituting a quorum at the general meeting, but no business shall be transacted at any adjourned meeting other than business which might properly have been transacted at the original meeting. When a meeting is adjourned for 7 clear days or more, whether because of a lack of quorum or otherwise, the shareholders shall be given at least 7 clear days’ notice of the date, time and place of the adjourned meeting and the general nature of the business to be transacted.

At any general meeting a resolution put to the vote of the meeting shall be decided on a poll.

In the case of an equality of votes, the chairman of the meeting at which the poll is demanded, shall not be entitled to a second or casting vote.

Transfer of Ordinary Shares

Subject to any applicable requirements set forth in the Articles of our Company and provided that a transfer of shares complies with applicable rules of Nasdaq, a shareholder may transfer all or any of his shares to another person by an instrument in writing in any usual or common form or in a form prescribed by Nasdaq or in any other form which the directors may approve.

The transferor shall be deemed to remain the holder of an ordinary share until the name of the transferee is entered into our register of members in respect of the relevant shares.

Subject to the rules of Nasdaq and our Articles, our board of directors may, but are not required to, decline to register any transfer of any share unless: (i) the instrument of transfer is lodged with the Company, accompanied by the certificate (if any) for the shares to which it relates and such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer; (ii) the instrument of transfer is in respect of only one class of shares; (iii) the instrument of transfer is properly stamped, if required; (iv) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; (v) the shares transferred are fully paid up and free of any lien in favor of the Company; and (vi) any applicable fee of such maximum sum as the Nasdaq may determine to be payable, or such lesser sum as the board of directors may from time to time require, related to the transfer is paid to the Company.

If our directors refuse to register a transfer, they shall, within one month after the date on which the transfer was lodged with the Company, to send to each of the transferor and the transferee notice of such refusal.

All instruments of transfer which shall be registered shall be retained by the Company.

Liquidation

If we are wound up, the shareholders may, subject to the Articles and any other sanction required by the Cayman Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the shareholders the whole or any part of our assets, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b)	to vest the whole or any part of the assets in trustees upon such trusts for the benefit of the shareholders and those liable to contribute to the winding up.

Calls on Shares and Forfeiture of Shares

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or by way of premium or otherwise), and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on their shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable, the person from whom the sum is due and payable shall pay interest on the sum from the day it became due and payable until it is paid (i) at the rate fixed by the terms of allotment of the shares or in the notice of the call; or (ii) if no rate is fixed, at ten percent per annum. The directors may waive payment of the interest wholly or in part.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any call or installment of a call with any interest on the day appointed for payment thereof, the directors may, at any time thereafter during such time as any part of such call or installment remains unpaid, serve such shareholder not less than 14 clear days’ notice requiring payment of so much of the call or installment as is unpaid and specifying the amount unpaid including any interest and expenses accrued by the reason of such non-payment. The notice shall state the place where payment is to be made and also contain a warning that in the event of non-payment at or before the time appointed the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share in respect of which the notice has been given be forfeited. The forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before the forfeiture. Despite the foregoing, the board may determine that any share the subject of that notice be accepted by us as surrendered by the shareholder holding that share in lieu of forfeiture.

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors in their absolute discretion think fit, and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors in their absolute discretion think fit.

A person whose shares have been forfeited shall be removed from the register of members as the holder of the forfeited shares and that person shall cease to be a shareholder in respect of the forfeited shares, and that person shall surrender to us for cancellation the certificate (if any) for the forfeited or surrendered shares. Despite the forfeiture or surrender of the shares, that person shall remain liable to pay to us all monies which at the date of forfeiture or surrender were payable by him to us in respect of the shares, together with all expenses; and interest from the date of forfeiture or surrender until payment.

A declaration, whether statutory or under oath, made by a director of our Company or the secretary shall be conclusive evidence of the following matters stated in it as against all persons claiming to be entitled to forfeited shares: (a) that the person making the declaration is a director or secretary of the Company, and (b) that the particular shares have been forfeited or surrendered on a particular date.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Cayman Companies Act.

Redemption and Purchase of Own Shares

Subject to the Cayman Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

(a)	issue shares that are to be redeemed or liable to be redeemed, at the option of us or the member holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

(b)	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attached to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our opinion on the terms and in the manner which the directors determine at the time of such variation; and

(c)	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Cayman Companies Act, including out of any combination of capital, our profits, and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie if so authorized by the terms of the allotment of those shares or by the terms applying to those shares in accordance with above, or otherwise by agreement with the shareholder holding those shares.

Issuance of Additional Shares

Our eighth amended and restated memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under the Cayman Companies Act (As Revised) to inspect or obtain copies of our register of members or our corporate records.

Requirements to Change the Rights of Holders of Ordinary Shares

Variations of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied or abrogated either with the consent in writing of the holders of two-thirds of the issued shares of that class, or with the sanction of a resolution passed by at least a two-thirds majority of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Limitations on the Rights to Own Ordinary Shares

There are no limitations imposed by our eighth amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares.

Provisions Affecting Any Change of Control

Anti-Takeover Provisions

Some provisions of our eighth amended and restated memorandum and articles of association may discourage, delay, or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders.

Under the Cayman Companies Act, our directors may only exercise the rights and powers granted to them under our eighth amended and restated memorandum and articles of association for what they believe in good faith to be in the best interests of our company and for a proper purpose.

Ownership Threshold

There are no provisions in our eighth amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Changes in Capital

Subject to the Cayman Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our authorized share capital;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	convert all or any of our paid-up shares into stock, and reconvert that stock into paid up shares of any denomination;

(d)	sub-divide our existing shares or any of them into shares of an smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(e)	cancel any shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Subject to the Cayman Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce its share capital in any way.

Listing

Our Class A ordinary shares are listed on the Nasdaq Capital Market under the symbol “INLF”. On October 16, 2026, the last reported sale price per share for our Class A ordinary shares on the Nasdaq Capital Market as reported was $2.55.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A ordinary shares and Class B ordinary shares is Transhare Corporation, 17755 North US Highway 19 Suite 140, Clearwater, FL 33764.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 435,000 Class A Ordinary Shares accompanied by Series A Warrants, Series B Warrants and Series C Warrants, together referred to as Ordinary Warrants, at an offering price of $1.60 per Class A Ordinary Share and accompanying Ordinary Warrants. Each Class A Ordinary Share is being sold together with one Series A Warrant, one Series B Warrant and one Series C Warrant.

We are also offering Pre-Funded Warrants to purchase up to 1,908,750 Class A Ordinary Shares, each accompanied by one Series A Warrant, one Series B Warrant and one Series C Warrant, to each purchaser whose purchase of Class A Ordinary Shares would otherwise result in the purchaser’s, together with its affiliates, beneficial ownership exceeding 4.99% (or, at the election of the purchaser, up to 9.99%) of our outstanding Class A Ordinary Shares immediately following the consummation of this offering. The purchase price of each Pre-Funded Warrant and accompanying Ordinary Warrants will be equal to the price per Class A Ordinary Share and accompanying Ordinary Warrants minus $0.0001. For each Pre-Funded Warrant we sell, the number of Class A Ordinary Shares that we are offering will be decreased on a one-for-one basis. The Class A Ordinary Shares and Pre-Funded Warrants, if any, can each be purchased in this offering only with the accompanying Ordinary Warrants.

We will not issue any fractional Class A Ordinary Shares, Ordinary Warrants or Pre-Funded Warrants in this offering and will round up the number of Class A Ordinary Shares, Ordinary Warrants or Pre-Funded Warrants, as applicable, any purchaser would otherwise receive to the nearest whole number.

We are also registering the Class A Ordinary Shares issuable from time to time upon exercise of the Ordinary Warrants and Pre-Funded Warrants.

Class A Ordinary Shares

Please see the section titled “Description of Ordinary Shares” in this prospectus supplement for a description of the material terms of our Class A Ordinary Shares.

Pre-Funded Warrants and Ordinary Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants and Ordinary Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the form of Pre-Funded Warrant, the form of Series A Warrant, the form of Series B Warrant and the form of Series C Warrant, which will be filed as exhibits to a Report on Form 6-K and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions set forth in the form of Pre-Funded Warrant, form of Series A Warrant, form of Series B Warrant and form of Series C Warrant. The Pre-Funded Warrants and Ordinary Warrants will be issued in certificated form only.

Pre-Funded Warrants

Duration and Exercise Price. Each Pre-Funded Warrant will be exercisable for one Class A Ordinary Share at an exercise price of $0.0001 per Class A Ordinary Share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The exercise price and number of Class A Ordinary Shares issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our Class A Ordinary Shares.

Exercisability. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice with payment in full in immediately available funds for the number of Class A Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise, as discussed below). We may be required to pay certain amounts as liquidated damages as specified in the Pre-Funded Warrants in the event we do not deliver Class A Ordinary Shares upon exercise of the Pre-Funded Warrants within the time periods specified in the Pre-Funded Warrants. No fractional Class A Ordinary Shares will be issued in connection with the exercise of a Pre-Funded Warrant.

Cashless Exercise. The holder may, in its sole discretion, elect to exercise the Pre-Funded Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of Class A Ordinary Shares determined according to the formula set forth in the Pre-Funded Warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder prior to the issuance of any warrants, up to 9.99%) of the number of shares of our Class A Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

Transferability. Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not intend to list the Pre-Funded Warrants offered in this offering on any securities exchange or other trading market. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Rights as a Shareholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of our Class A Ordinary Shares, the holder of a Pre-Funded Warrant does not have the rights or privileges of a holder of our Class A Ordinary Shares, including any voting rights, until the issuance of Class A Ordinary Shares upon exercise of the Pre-Funded Warrant. Holders of Pre-Funded Warrants have the right to participate in dividends and certain distributions as specified in the Pre-Funded Warrant.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our Class A Ordinary Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Class A Ordinary Shares or 50% of the voting power represented by our outstanding Class A Ordinary Shares, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

Governing Law. The Pre-Funded Warrants are governed by New York law.

Series A Warrants

Duration and Exercise Price. Each Series A Warrant will be immediately exercisable for one Class A Ordinary Share at an initial exercise price of $1.60 per share (100% of the offering price of each Class A Ordinary Share and accompanying Ordinary Warrants in this offering, the “Basis Price”) and expire five (5) years after the issuance date. The exercise price and number of Class A Ordinary Shares issuable upon exercise are subject to appropriate adjustment under Share Combination Event and Dilutive Issuance, and to the reset and other adjustments described below.

Exercisability. The Series A Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice with payment in full in immediately available funds for the number of Class A Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise, as discussed below). We may be required to pay certain amounts as liquidated damages, and to compensate the holder for certain “buy-in” losses, as specified in the Series A Warrants in the event we do not deliver Class A Ordinary Shares upon exercise of the Series A Warrants within the time periods specified in the Series A Warrants. No fractional Class A Ordinary Shares will be issued in connection with the exercise of a Series A Warrant; in lieu thereof, we will, at our election, either pay a cash adjustment or round up to the nearest whole share.

Cashless Exercise. If a registration statement registering the issuance of the Class A Ordinary Shares underlying the Series A Warrants under the Securities Act is not effective or the prospectus contained therein is not available, the holder may, in its sole discretion, elect to exercise the Series A Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of Class A Ordinary Shares determined according to the formula set forth in the Series A Warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the Series A Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder prior to the issuance of any warrants, up to 9.99%) of the number of shares of our Class A Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

Reset. If, on the Series A and B Reset Date, the lowest VWAP of our Class A Ordinary Shares during the period beginning on the fourth trading day immediately prior to the Series A and B Reset Date and ending on, and including, the Reset Date (the “Series A and B Reset Period”) (such lowest VWAP, the “Series A and B Reset Price”) is less than the initial exercise price (as adjusted for share splits, reveres splits and similar events), the exercise price of the Series A Warrants will be reduced to the Series A and B Reset Price, and the number of Class A Ordinary Shares issuable upon exercise of the Series A Warrants will be proportionately increased so that the aggregate exercise price payable thereunder after such adjustment equals the aggregate exercise price immediately prior to the Series A and B Reset Date. No adjustment will be made if the Series A and B Reset Price is equal to or greater than the initial exercise price (as adjusted for share splits, reveres splits and similar events). If a holder delivers an exercise notice during the Series A and B Reset Period, the exercise price will equal the lower of (1) the exercise price then in effect and (2) the lowest VWAP during the Series A and B Reset Period as of the most recent close of trading prior to the delivery of such exercise notice, subject to a floor price of $0.51.

Share Combination Event Adjustment. The exercise price and the number of shares issuable under the Series A Warrants will be proportionately adjusted in the event of certain transactions involving our Class A Ordinary Shares, including share dividends, share splits and share combinations. Notwithstanding the foregoing, if at any time while the Series A Warrants are outstanding, there occurs any share split, share dividend, reverse share split, or share combination, recapitalization or other similar transaction involving the Class A Ordinary Shares (each, a “Share Combination Event”, and the date of that Share Combination Event (or if the Share Combination Event occurs after the close of trading on the principal market, the trading day following that date), the “Share Combination Event Date”), then, in addition and after giving effect to the adjustments for that Share Combination Event elsewhere in the Series A Warrants, the exercise price shall be reduced, but in no event increased, to the lowest VWAP during the period commencing five consecutive trading days immediately preceding and ending on the fifth trading day immediately following the Share Combination Event Date (as applicable, the “Event Market Price”); provided, that in calculating the Event Market Price, the VWAP for trading days prior to the Share Combination Event Date shall be the VWAP reported after adjusting for the Share Combination Event. The number of shares issuable under the Series A Warrants will be increased such that the aggregate exercise price, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price on the issuance date for the warrant shares then outstanding. If a holder delivers an exercise notice during such period, the exercise price will equal the lower of the exercise price then in effect and the lowest VWAP during such period as of the time of such exercise.

Subsequent Equity Sale Adjustment. The Series A Warrants also contain certain downward adjustment mechanism and anti-dilution provisions. If at any time while the Series A Warrants are outstanding, the Company sells, enters into an agreement to sell, or grants any option to purchase, or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any offer, sale, grant or any option to purchase or other disposition of) any Class A Ordinary Shares or securities convertible or exercisable into Class A Ordinary Shares, except for certain exempt issuances (each a “Subsequent Equity Sale”) for an effective price per share (the “New Issuance Price”) less than the then effective exercise price of the Series A Warrant in effect immediately prior to such Subsequent Equity Sale, the exercise price of the Series A Warrant shall be reduced to the lower of the (1) New Issuance Price and the (2) lowest VWAP during the period commencing five consecutive trading days immediately preceding and ending on the fifth trading day immediately following the public announcement of the Subsequent Equity Sale. The number of Class A Ordinary Shares issuable upon exercise of the Series A Warrants will not be increased as a result of such adjustment. If we enter into a variable rate transaction, including an at-the-market offering or an equity line of credit, we will be deemed to have issued Class A Ordinary Shares or securities convertible or exercisable into Class A Ordinary Shares at the lowest possible price at which such securities may be issued, converted or exercised.

Distributions. If we make a special dividend or other special distribution of our assets to holders of our Class A Ordinary Shares, the exercise price of the Series A Warrants will be reduced by the fair value of the portion of such distribution applicable to one Class A Ordinary Share, but not below the floor price described below. Such reduction will be the holder’s sole entitlement in respect of any such distribution.

Floor Price. Other than the Share Combination Event and Subsequent Equity Sale adjustments above, in no event shall the exercise price of the Series A Warrants be reduced below a floor price of $0.51, as adjusted for share dividends, share splits, share combinations and other similar transactions.

Transferability. Subject to applicable laws, the Series A Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not intend to list the Series A Warrants offered in this offering on any securities exchange or other trading market. Without an active trading market, the liquidity of the Series A Warrants will be limited.

Rights as a Shareholder. Except as otherwise provided in the Series A Warrants or by virtue of such holder’s ownership of our Class A Ordinary Shares, the holder of a Series A Warrant does not have the rights or privileges of a holder of our Class A Ordinary Shares, including any voting rights, until the issuance of Class A Ordinary Shares upon exercise of the Series A Warrant. Holders of Series A Warrants have the right to participate in certain rights offerings as specified in the Series A Warrant.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Series A Warrants and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our Class A Ordinary Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Class A Ordinary Shares or 50% of the voting power represented by our outstanding Class A Ordinary Shares, the holders of the Series A Warrants will be entitled to receive upon exercise of the Series A Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series A Warrants immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction, the holder of a Series A Warrant may, at its option, exercisable at any time concurrently with, or within 30 days after, the consummation of the fundamental transaction (or, if later, the public announcement thereof), require us or the successor entity to purchase the unexercised portion of the Series A Warrant for an amount in cash equal to the Black Scholes Value (as defined in the Series A Warrant) of such portion; provided that, if the fundamental transaction is not within our control, including not approved by our board of directors, the holder will only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Series A Warrant, that is offered and paid to the holders of our Class A Ordinary Shares in connection with the fundamental transaction.

Governing Law. The Series A Warrants are governed by New York law.

Series B Warrants

Duration and Exercise Price. Each Series B Warrant will be immediately exercisable for one Unit, each Unit consisting of one Class A Ordinary Share (or one Pre-Funded Warrant in lieu thereof) and one Series A Warrant, at an initial exercise price of $1.60 per Unit (100% of the offering price of each Class A Ordinary Share and accompanying Ordinary Warrants in this offering) and expire sixty (60) days after the issuance date, after which any unexercised Series B Warrants will expire and be void. The Series A Warrants included in the Units will have the terms described under “Series A Warrants” above. The exercise price and number of Units issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our Class A Ordinary Shares, and to the reset and other adjustments described below.

Exercisability. The Series B Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise form, together with the Series B Warrant and payment in full of the exercise price in cash or by certified check or official bank check for the number of Units purchased upon such exercise (except in the case of a cashless exercise, as discussed below). The securities issued upon exercise of the Series B Warrants will be issued free of any restrictive legend. No fractional Class A Ordinary Shares or Series A Warrants will be issued in connection with the exercise of a Series B Warrant, and any fractional interest will be rounded up or down to the nearest whole number.

Cashless Exercise. The holder may, in its sole discretion, elect to exercise the Series B Warrant through a cashless exercise at any time on or after the issuance date and on or before the expiration date, whether or not a registration statement is effective, in which case the holder would receive upon such exercise the net number of Units determined according to the formula set forth in the Series B Warrant, based on, at the holder’s election, the VWAP or the last reported sale price of our Class A Ordinary Shares on the trading day immediately preceding the date of the exercise notice. We will not be required to net cash settle any exercise of the Series B Warrants, and if a holder is unable to exercise its Series B Warrants by means of a cashless exercise, pursuant to an effective registration statement or pursuant to an available exemption from registration, the Series B Warrants may expire worthless.

Exercise Limitation. A holder will not have the right to exercise any portion of the Series B Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder prior to the issuance of any warrants, up to 9.99%) of the number of shares of our Class A Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series B Warrants, including the Class A Ordinary Shares included in the Units and, to the extent then exercisable, the Class A Ordinary Shares issuable upon exercise of the Series A Warrants included in the Units. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

Reset. If, on the Series A and B Reset Date, the Series A and B Reset Price is less than the initial exercise price, the exercise price of the Series B Warrants will be reduced to the Series A and B Reset Price, and the number of Units issuable upon exercise of the Series B Warrants will be proportionately increased so that the aggregate exercise price payable thereunder after such adjustment equals the aggregate exercise price immediately prior to the Series A and B Reset Date. No adjustment will be made if the Series A and B Reset Price is equal to or greater than the initial exercise price. If a holder delivers an exercise notice during the Series A and B Reset Period, the exercise price will equal the lower of (1) the exercise price then in effect and (2) the lowest VWAP during the Series A and B Reset Period as of the most recent close of trading prior to the delivery of such exercise notice, subject to a floor price of $0.51.

Share Combination Event Adjustment. The number of Class A Ordinary Shares underlying each Unit, and the exercise price, will be proportionately adjusted in the event of certain transactions involving our Class A Ordinary Shares, including share dividends, share splits and share combinations. Notwithstanding the foregoing, if at any time while the Series B Warrants are outstanding there occurs a Share Combination Event, then, in addition and after giving effect to the adjustments for that Share Combination Event elsewhere in the Series B Warrants, the exercise price of the Series B Warrants shall be reduced, but in no event increased, to the Event Market Price, determined in the manner described under “Series A Warrants - Share Combination Event Adjustment” above. The number of Units issuable under the Series B Warrants will be increased such that the aggregate exercise price, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price on the issuance date for the Units then outstanding. If a holder delivers an exercise notice during such period, the exercise price will equal the lower of the exercise price then in effect and the lowest VWAP during such period as of the time of such exercise. In no event will the exercise price of the Series B Warrants be reduced below the par value of our Class A Ordinary Shares, but the Series B Warrants are not otherwise subject to a floor price.

Transferability. Subject to compliance with applicable securities laws, the Series B Warrants may be transferred upon delivery to us of a duly executed assignment form, together with the Series B Warrant and payment of any applicable transfer taxes. If there is no effective registration statement registering the securities underlying the Series B Warrants, the Series B Warrants may not be transferred unless the holder delivers an opinion of counsel that the transfer is exempt from registration or a registration statement covering such securities is declared effective.

Exchange Listing. We do not intend to list the Series B Warrants offered in this offering on any securities exchange or other trading market. Without an active trading market, the liquidity of the Series B Warrants will be limited.

Rights as a Shareholder. The holder of a Series B Warrant does not have the rights or privileges of a holder of our Class A Ordinary Shares, including any voting rights, until the issuance of Class A Ordinary Shares upon exercise of the Series B Warrant.

Fundamental Transactions. In the event of any reclassification or reorganization of our outstanding Class A Ordinary Shares (other than a change in par value or a share split or combination), any merger or consolidation of the Company with or into another company (other than a merger or consolidation in which we are the continuing entity and that does not result in any reclassification or reorganization of our outstanding Class A Ordinary Shares), or any sale or conveyance of all or substantially all of our property in connection with which we are dissolved, the holders of the Series B Warrants will be entitled to receive upon exercise of the Series B Warrants, for the same aggregate exercise price, the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series B Warrants, and the Series A Warrants included in the Units, immediately prior to such event.

Exchange. If, at any time prior to the exercise in full of a Series B Warrant, we and the holder enter into an agreement pursuant to which all outstanding Series B Warrants will be exchanged for securities, cash or a combination of both, the holder will be required to agree to such exchange and become a party to such exchange agreement.

Governing Law. The Series B Warrants are governed by New York law.

For the avoidance of doubt, no Series A Warrant issued under this Series B Warrant shall be reset more than once.

Series C Warrants

Duration and Exercise Price. Each Series C Warrant will have an exercise price of $0.0001 per Class A Ordinary Share, will initially be exercisable for zero Class A Ordinary Shares, subject to increase on the Series C Reset Date as described below. The exercise price and number of Class A Ordinary Shares issuable upon exercise are subject to proportionate adjustment in the event of share splits, share dividends, share combinations, reverse share splits or similar events affecting our Class A Ordinary Shares.

Series C Reset. On the Series C Reset Date, the number of Class A Ordinary Shares issuable upon exercise of each holder’s Series C Warrant will be increased (but not decreased) to the number, if positive, equal to (I) the quotient obtained by dividing (x) the sum of the aggregate purchase price paid by such holder in this offering and the aggregate exercise price of any Pre-Funded Warrants purchased by such holder in this offering, by (y) the Series C Reset Price, minus (II) the sum of the number of Class A Ordinary Shares and the number of Class A Ordinary Shares underlying the Pre-Funded Warrants purchased by such holder in this offering. The “Series C Reset Price” is the greater of (i) the average daily VWAP of our Class A Ordinary Shares during the Series C Reset Period and (ii) the higher of $0.51 or 20% of the closing price of our Class A Ordinary Shares on the issuance date of the Series C Warrants, as adjusted for share splits, share dividends, share combinations and other similar transactions. Accordingly, if the Series C Reset Price is equal to or greater than the offering price in this offering, the Series C Warrants will not become exercisable for any Class A Ordinary Shares. If a holder exercises its Series C Warrant during the Series C Reset Period but prior to the Series C Reset Date, the Series C Reset Price and the number of Class A Ordinary Shares issuable will be determined, solely with respect to the portion being exercised, as if the Series C Reset Period had ended on the trading day immediately prior to the date of such exercise.

Exercisability. The Series C Warrants will be exercisable, at the option of each holder, in whole or in part, to the extent of the number of Class A Ordinary Shares then issuable thereunder, by delivering to us a duly executed exercise notice with payment in full in immediately available funds for the number of Class A Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise, as discussed below). The holder is not required to deliver the original Series C Warrant in order to exercise it. We may be required to compensate the holder for certain “buy-in” losses as specified in the Series C Warrants in the event we do not deliver Class A Ordinary Shares upon exercise of the Series C Warrants within the time periods specified in the Series C Warrants. No fractional Class A Ordinary Shares will be issued in connection with the exercise of a Series C Warrant, and the number of Class A Ordinary Shares to be issued will be rounded up to the nearest whole number.

Cashless Exercise. If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the Class A Ordinary Shares underlying the Series C Warrants, the holder may, in its sole discretion, elect to exercise the Series C Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of Class A Ordinary Shares determined according to the formula set forth in the Series C Warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the Series C Warrants if the holder (together with its affiliates and certain other attribution parties) would beneficially own in excess of 4.99% of the number of shares of our Class A Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series C Warrants, and any Class A Ordinary Shares issued in excess of such limitation will be void. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage. This limitation may not be waived.

Authorized Shares. So long as the Series C Warrants are outstanding, we are required to reserve a number of Class A Ordinary Shares equal to 100% of the number of Class A Ordinary Shares necessary to effect the exercise of the Series C Warrants in full, assuming the Series C Reset Price is equal to the floor price. If we do not have a sufficient number of authorized and unreserved Class A Ordinary Shares, we are required to take all action necessary to increase our authorized share capital, including holding a meeting of our shareholders within sixty (60) days to approve such increase.

Transferability. Subject to applicable laws, the Series C Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not intend to list the Series C Warrants offered in this offering on any securities exchange or other trading market. Without an active trading market, the liquidity of the Series C Warrants will be limited.

Rights as a Shareholder. Except as otherwise provided in the Series C Warrants or by virtue of such holder’s ownership of our Class A Ordinary Shares, the holder of a Series C Warrant does not have the rights or privileges of a holder of our Class A Ordinary Shares, including any voting rights, until the issuance of Class A Ordinary Shares upon exercise of the Series C Warrant. Holders of Series C Warrants have the right to participate in certain distributions and rights offerings, as if they had exercised the Series C Warrants in full, as specified in the Series C Warrant.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Series C Warrants and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our Class A Ordinary Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Class A Ordinary Shares or 50% of the voting power represented by our outstanding Class A Ordinary Shares, the holders of the Series C Warrants will be entitled to receive upon exercise of the Series C Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series C Warrants immediately prior to such fundamental transaction. We may not enter into a fundamental transaction unless the successor entity assumes in writing all of our obligations under the Series C Warrants.

Governing Law. The Series C Warrants are governed by New York law.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus supplement are set forth in “Item 10. Additional Information—E. Taxation” in our 2025 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement, we engaged Maxim Group LLC (“Maxim”, or the “Placement Agent”) to act as our placement agent on a reasonable best efforts basis in connection with this offering. The Placement Agent is not purchasing or selling any such securities, nor is Maxim required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use their “reasonable best efforts,” to arrange for the sale of such securities by us. The terms of this offering are subject to market conditions and negotiations between us, the Placement Agent, and prospective investors. The placement agency agreement does not give rise to any commitment by the Placement agent to purchase any of our securities, and the Placement Agent will have no authority to bind us by virtue of the placement agency agreement. Further, the Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. The Placement Agent may engage sub-agents or selected dealers to assist with this offering.

We entered into a securities purchase agreement (the “Securities Purchase Agreement”) directly with each investor in connection with this offering and we may not sell the entire amount, or any amount, of securities offered pursuant to this prospectus. The form of the Securities Purchase Agreement will be included in the Report of Foreign Private Issuer on Form 6-K, which will be filed by the Company with the Commission. We have agreed to indemnify the investors against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the purchasers as well as under certain other circumstances described in the Securities Purchase Agreement. If any investors do not enter into a securities purchase agreement with the Company, they shall rely solely on this prospectus in connection with the purchase of our securities in this offering.

We will deliver to the investors Class A Ordinary Shares electronically and will mail such investors physical warrant certificates for the warrants underlying the securities, upon closing and receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We intend to complete one closing of this offering.

We have agreed to indemnify the investors against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the investors, as well as under certain other circumstances described in the Securities Purchase Agreement.

Fees and Expenses

We have agreed to pay the Placement Agent a cash fee equal to seven percent (7%) of the aggregate gross proceeds raised in this offering.

We have also agreed to reimburse the Placement Agent for its actual and accountable out-of-pocket expenses related to the offering, including the reasonable fees, costs and disbursements of the Placement Agent’s legal counsel, in an amount not to exceed, in the aggregate, $50,000.

	Per Class A Ordinary Share and Ordinary Warrants	Per Pre-Funded Warrant and Ordinary Warrants	Approximate Total (assuming all Pre-Funded Warrants are exercised)
Public offering price	$1.60	$1.5999	$3,750,000
Placement Agent Fees(1)	$0.112	$0.1120	$262,500
Proceeds to us, before expenses	$1.488	$1.4879	$3,487,500

(1)	We have agreed to pay the Placement Agent a cash fee equal to seven percent (7.0%) of the aggregate gross proceeds raised in this offering. We have also agreed to reimburse the Placement Agent for its actual and accountable out-of-pocket expenses related to the offering, including fees and disbursements of the Placement Agent’s legal counsel, in an amount up to $50,000, if there is a closing, and up to $25,000, if the closing does not occur.

We estimate expenses payable by us in connection with this offering, other than the Placement Agent’s fees and expenses referred to above, will be approximately US$138,230.

After deducting the Placement Agent’s fees and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $3,299,270.

Lock-Up Agreements

Each of our directors and executive officers have agreed to a 90 day “lock-up” period from the closing of this offering with respect to the Class A Ordinary Shares that they beneficially own. This means that, for a period of 90 days following the closing of the offering, such persons may not offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities without the prior written consent of the Placement Agent, including the issuance of shares upon the exercise of currently outstanding options approved by the Placement Agent.

We have also agreed to similar restrictions on the issuance, sale, disposal and registration (subject to certain exceptions) of our securities for 30 days following the closing of this offering, subject to certain customary exceptions, without the prior written consent of the Placement Agent.

The Placement Agent has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the Placement Agent may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Right of First Refusal

For a period of nine (9) months following the closing of this offering, the Placement Agent has a right of first refusal to act as sole managing underwriter, sole book runner, sole placement agent, or sole sales agent for any future public or private equity, equity-linked, convertible or debt offering (excluding commercial bank debt) undertaken by us or any of our successors or subsidiaries.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, and to reimburse the Placement Agent for certain fees and expenses in connection therewith, in each case as described in the engagement letter between us and the Placement Agent.

Regulation M

The Placement Agent may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act and any fees received by them and any profit realized on the sale of the securities by them while acting as principal might be deemed to be underwriting commissions under the Securities Act. The Placement Agent will be required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of the securities by the Placement Agent. Under these rules and regulations, the Placement Agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the Placement Agent. In connection with the offering, the Placement Agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Placement Agent in its capacity as Placement Agent and should not be relied upon by investors.

Affiliations

The Placement Agent and its respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and its affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the Placement Agent and its respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The Placement Agent and its respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Offering Price Determination

The actual offering price of the securities we are offering, and the exercise price of the Series AWarrants that we are offering, were negotiated between us, the Placement Agent and the investors in the offering based on the trading of our Class A Ordinary Shares prior to the offering, among other things. Other factors considered in determining the offering price of the securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering, and such other factors as were deemed relevant.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Ordinary Shares is Transhare Corporation, with its offices located at Bayside Center 1, 17755 North US Highway 19, Suite #140, Clearwater, FL 33764.

Listing

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “INLF.” There is no established trading market for the Ordinary Warrants or the Pre-Funded Warrants, and we do not intend to list them on any securities exchange or other trading market.

We expect that delivery of the Class A Ordinary Shares being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about October 20, 2026, subject to customary closing conditions.

Selling Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the Placement Agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published, in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Brazil. The offer of securities described in this prospectus will not be carried out by means that would constitute a public offering in Brazil under Law No. 6,385, of December 7, 1976, as amended, under the CVM Rule (Instrução) No. 400, of December 29, 2003. The offer and sale of the securities have not been and will not be registered with the Comissão de Valores Móbilearios in Brazil. The securities have not been offered or sold, and will not be offered or sold in Brazil, except in circumstances that do not constitute a public offering or distribution under Brazilian laws and regulations.

Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the Placement Agent are not required to comply with the disclosure requirements of NI 33-105 regarding conflicts of interest in connection with this offering.

Cayman Islands. No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Hong Kong. The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Israel. This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

The People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Switzerland. The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

Taiwan. The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

United Kingdom. This prospectus has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000, or the FSMA) as received in connection with the issue or sale of our securities in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to our securities in, from or otherwise involving the United Kingdom.

Stamp Taxes

If you purchase our securities offered by this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding the Placement Agent’s fees and expense reimbursements, expected to be incurred in connection with this offering by us. The amounts are all estimates.

Legal Fees and Expenses	$115,000
Accounting Fees and Expenses	$15,000
Miscellaneous	$8,230
Total Expenses	$138,230

We will bear these expenses and the Placement Agent’s fees and expenses incurred in connection with the offer and sale of the securities by us.

LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters as to United States federal securities and New York State law. The legality and validity of the securities offered from time to time under this prospectus under the laws of the Cayman Islands was passed upon by Appleby. Certain legal matters as to PRC law will be passed upon for us by Beijing Dacheng Law Offices, LLP (Fuzhou). Certain legal matters as to U.S. federal law in connection with this Offering will be passed upon for the Placement Agent by Pryor Cashman LLP, New York, New York. Ortoli Rosenstadt LLP and Pryor Cashman LLP may rely upon Appleby with respect to matters governed by Cayman Islands law and Beijing Dacheng Law Offices, LLP (Fuzhou) with respect to matters governed by PRC law.

If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The financial statements incorporated by reference in this prospectus supplement to our Annual Report on Form 20-F for the fiscal year ended December 31, 2025 have been audited by Enrome LLP, an independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The office of Enrome LLP is located at 143 Cecil Street #19-03/04, GB Building, Singapore 069542.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and provides fewer protections to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

All of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Beijing Dacheng Law Offices, LLP (Fuzhou), our counsel as to PRC law, has advised us that the recognition and enforcement of foreign judgments are provided for under the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions. China does not have any treaties or other agreements with the Cayman Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments. As a result, it is uncertain whether a Chinese court would enforce a judgment rendered by a court in either of these two jurisdictions.

According to the Civil Procedure Law of the PRC (amended in 2017), if a legally effective judgment or ruling made by a foreign court requires recognition and enforcement by a people’s court of the PRC, the party concerned may directly apply to an intermediate people’s court with jurisdiction over for recognition and enforcement, or the foreign court may request recognition and enforcement by a people’s court in accordance with the provisions of an international treaty concluded or acceded to by the country and the PRC, or in accordance with the principle of reciprocity.

If the people’s courts are of the opinion that the legally effective judgment or ruling made by the foreign court applying for or requesting recognition and enforcement does not violate the basic principles of the laws of the PRC or the sovereignty, security and public interests of the country after the people’s court reviews the legally effective judgment or ruling made by the foreign court applying for or requesting recognition and enforcement in accordance with the international treaties concluded or acceded to by the PRC or in accordance with the principle of reciprocity, then the people’s court shall issue a ruling that recognizes its validity and, if enforcement is necessary, issues an enforcement order, which order shall be implemented in accordance with the relevant laws. A judgment or ruling that violates the basic principles of the laws of the PRC or the sovereignty, security and public interests of the country will not be recognized and implemented.

If an award made by a foreign arbitration institution requires recognition and enforcement by the people’s court of the PRC, the party concerned shall directly apply to the intermediate people’s court in the place where the person subjected to enforcement has his domicile or where his property is located. The people’s court shall handle the matter in accordance with international treaties concluded or acceded to by the PRC or in accordance with the principle of reciprocity.

Appleby, our counsel as to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Appleby has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction, without retrial on of the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. . For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

We believe that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment. Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus the documents listed below:

●	our Annual report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on March 6, 2026;

●	our reports of foreign private issuer on Form 6-K, furnished to the SEC on March 6, 2026, March 13, 2026, April 7, 2026, June 18, 2026, July 7, 2026, July 24, 2026, July 29, 2026, August 14, 2026, September 9, 2026, September 17, 2026, September 24, 2026, September 25, 2026, and September 28, 2026.

●	the description of our ordinary shares set forth in the registration statement on Form 8-A, filed with the SEC on December 30, 2024, as supplemented by the “Description of Ordinary Shares” included in this prospectus and including any amendment or report filed for the purpose of updating such description;

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

●	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Our most recent Annual Report on Form 20-F contains descriptions of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements are prepared in accordance with accounting principles generally accepted in the United States.

The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC using its EDGAR system. We maintain our website at www.yiwate88.com. The information contained on our websites does not form a part of this prospectus.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus but not delivered with the prospectus will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

INLIF LIMITED

No. 88, Hongsi Road, Yangxi New Area, Honglai Town

Nan’an City, Quanzhou, the PRC

Tel: +86 15375760760

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and prior to March 18, 2026, we were exempt from the provisions of Section 16(a) of the Exchange Act, requiring our directors, executive officers and principal shareholders to file public reports of their beneficial ownership of, and transactions in, our equity securities, as well as from the short-swing profit recovery provisions of Section 16(b) of the Exchange Act. However, on December 18, 2025, the Holding Foreign Insiders Accountable Act was enacted as part of the National Defense Authorization Act for Fiscal Year 2026, mandating that directors and officers of foreign private issuers file reports under Section 16(a) of the Exchange Act (Forms 3, 4 and 5) to disclose their beneficial ownership interests and changes therein, effective March 18, 2026. Accordingly, our directors and executive officers are now subject to the reporting requirements of Section 16(a). However, our officers, directors and principal shareholders remain exempt from the short-swing profit recovery provisions of Section 16(b) of the Exchange Act and related rules with respect to their purchases and sales of our securities. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

PROSPECTUS

INLIF LIMITED

$300,000,000

Class A Ordinary Shares

Warrants

Debt Securities

Rights

Units

We may offer, issue and sell from time to time up to $300,000,000, or its equivalent in any other currency, currency units, or composite currency or currencies, of our Class A ordinary shares of par value $0.0001 each (the “Class A Ordinary Shares”), warrants to purchase ordinary shares, debt securities, rights, and a combination of such securities, separately or as units, in one or more offerings. This prospectus provides a general description of offerings of these securities that we may undertake. We refer to our Class A Ordinary Shares, warrants, debt securities, rights, and units, collectively as “securities” in this prospectus.

This prospectus provides a general description of the securities we may offer. Each time we sell the securities, we will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods, on a continuous or delayed basis. See “Plan of Distribution” on page 13. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Our Class A Ordinary Shares are currently traded on the Nasdaq Capital Market under the symbol “INLF.” On January 2, 2026, the last reported closing price of our Class A Ordinary Shares on Nasdaq was $0.4846 per share.

The aggregate market value of our outstanding ordinary shares held by non-affiliates was approximately $4,452,800, based on 18,900,000 ordinary shares issued and outstanding as of January 2, 2026, of which 6,050,000 shares were held by non-affiliates, and a per share price of $0.736 based on the closing sale price of our Class A Ordinary Shares on November 10, 2025, which is the highest closing sale price of our Class A Ordinary Shares on the Nasdaq Capital Market within the prior 60 days of this prospectus. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the securities registered on the registration statement to which this prospectus forms a part with a value exceeding one-third of the aggregate market value worldwide of our outstanding common equity held by non-affiliates (which we refer to as our public float) in any 12-month period so long as our public float remains below US$75,000,000. We have not sold any securities pursuant to General Instruction I.B.5 of Form F-3 during the 12 calendar months prior to and including the date of this prospectus. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on Nasdaq or other securities exchange of the securities covered by the prospectus supplement.

As previously disclosed on Form 6-K, filed with the SEC on October 30, 2025, on October 27, 2025, the Company received a deficiency letter (the “Notice”) from the Nasdaq Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”). The Notice informed the Company that, based upon the closing bid price of the Company’s Class A Ordinary Shares over the 30 consecutive business day period between September 11, 2025 and October 24, 2025, the Company is not in compliance with the requirement to maintain a minimum bid price of $1.00 per share of its Class A Ordinary Shares for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”).

The Notice has no immediate effect on the continued listing status of the Class A Ordinary Shares on The Nasdaq Capital Market. The Company has been provided a compliance period of 180 calendar days, or until April 27, 2026, to regain compliance with the Minimum Bid Price Requirement. If at any time before April 27, 2026, the closing bid price of the Class A Ordinary Shares reaches or exceeds $1.00 per share for a minimum of 10 consecutive business days, the Staff will provide written notification that the Company has achieved compliance with the Minimum Bid Price Requirement, and the matter would be resolved. If the Company chooses to implement a reverse stock split, it must complete the split no later than ten business days prior to April 27, 2026, in order to regain compliance.

If the Company does not regain compliance with the Minimum Bid Price Requirement during the initial 180 calendar day period, the Company may be eligible for additional time for compliance. To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If the Company meets these requirements, Nasdaq will inform the Company that it has been granted an additional 180 calendar days. However, if it appears to Staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, Nasdaq will provide notice that its securities will be subject to delisting.

The Company intends to actively monitor the closing bid price of the Class A Ordinary Shares and will evaluate available options to regain compliance with the Minimum Bid Price Requirement. However, there can be no assurance that the Company will regain compliance during the initial 180-day compliance period, secure a second compliance period or maintain compliance with the other Nasdaq Listing Rules.

Investing in our securities involves a high degree of risk, including the risk of losing your entire investment. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 12 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F, in other reports incorporated herein by reference, and in an applicable prospectus supplement under the heading “Risk Factors.”

Unless otherwise stated, as used in this prospectus, the terms “we,” “us,” “our,” “INLIF Cayman,” “our Company,” and the “Company” refer to INLIF LIMITED, a Cayman Islands exempted company; “Yunfei BVI” refers to Yunfei Enterprise Limited, a company formed under the laws of the British Virgin Islands, which is wholly owned by INLIF Cayman; “Juli HK” refers to Juli Enterprise Limited, a Hong Kong corporation and wholly owned subsidiary of Yunfei BVI; “Fujian INLIF” refers to Fujian INLIF Technology CO., LTD, a limited liability company organized under the laws of the PRC, which is wholly owned by Juli HK; the “Operating Entity” or “Ewatt” refers to Ewatt Robot Equipment Co. Ltd., a limited liability company organized under the laws of the People’s Republic of China (the “PRC”), which is 94% owned by Fujian INLIF; and “Fanqi HK” refers to Fanqi Enterprise Limited, a Hong Kong corporation, which owns 6% of the equity interests in Ewatt and is 100% owned by Yunfei BVI.

We are a holding company incorporated in the Cayman Islands with no material operations of our own and not a Chinese operating company. As a result, a substantial majority of our operations are conducted through the Operating Entity established in the PRC. The securities offered in this prospectus are shares of the Cayman Islands holding company instead of shares of the Operating Entity in the PRC. Holders of our securities do not directly own any equity interests in the Operating Entity, but will instead own shares of a Cayman Islands holding company. The Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of our ordinary shares, including that it could cause the value of our ordinary shares to significantly decline or become worthless. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Chinese regulatory authorities could disallow our holding company structure by exerting more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless” in our annual report on Form 20-F for the fiscal year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 28, 2025 (the “Annual Report”).

We are subject to certain legal and operational risks associated with the business operations of the PRC subsidiaries being based in China, which could cause the value of our securities to significantly decline or become worthless. Applicable PRC laws and regulations governing such current business operations are sometimes vague and uncertain, and, as a result, these risks may result in material changes in the operations of the PRC subsidiaries, significant depreciation or a complete loss of the value of our ordinary shares, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors.

Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structures, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On December 28, 2021, 13 governmental departments of the PRC, including the Cyberspace Administration of China (the “CAC”), issued the Cybersecurity Review Measures, which became effective on February 15, 2022. As of the date of this prospectus, neither we nor our subsidiaries have been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction related to cybersecurity review under the Cybersecurity Review Measures. As confirmed by our PRC counsel, Beijing Dacheng Law Offices, LLP (Fuzhou) (“Dacheng”), we are not subject to cybersecurity review or network data security review by the CAC under the Cybersecurity Review Measures, since neither Fujian INLIF nor the Operating Entity is a critical information infrastructure operator (“CIIO”) or online platform operator with personal information of more than one million users. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—The impact of the Cyberspace Administration of China (the “CAC”)’s increasing oversight over data security remains highly uncertain, particularly for companies with substantial China operations seeking to list on a foreign stock exchange” in our Annual Report.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, an issuer that issues securities in the same overseas market after its overseas offering and listing shall file with the CSRC within three working days after the completion of the offering. Failure to comply with the filing requirements may result in the company being ordered to make corrections, issued a warning, and imposed a fines.

The same legal and operational risks associated with operations in China also apply to operations in Hong Kong. Hong Kong was established as a special administrative region of the PRC in accordance with Article 31 of the Constitution of the PRC. The Basic Law of the Hong Kong Special Administrative Region of the PRC (the “Basic Law”) was adopted and promulgated on April 4, 1990 and became effective on July 1, 1997, when the PRC resumed the exercise of sovereignty over Hong Kong. Pursuant to the Basic Law, Hong Kong is authorized by the National People’s Congress of the PRC to exercise a high degree of autonomy and enjoy executive, legislative, and independent judicial power, under the principle of “one country, two systems,” and the PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs, and other matters that are not within the scope of autonomy). However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Due to changes in PRC laws, regulations, or policies, the Basic Law may be revised in the future and thus we may face the same legal and operational risks associated with the PRC subsidiaries operating in the PRC. If there is a significant change to current political arrangements between mainland China and Hong Kong, or if the applicable laws, regulations, or interpretations change, our Hong Kong subsidiaries, Juli HK and Fanqi HK, may become subject to PRC laws or authorities. As a result, our Hong Kong subsidiaries could incur material costs to ensure compliance, be subject to fines, experience devaluation of securities or delisting, no longer conduct offerings to foreign investors, and no longer be permitted to continue their current business operations.

In addition, our Class A Ordinary Shares may be prohibited from trading on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCA Act,” as amended as described hereinbelow), if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditor for two consecutive years beginning in 2021. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. Our auditor, Enrome LLP, headquartered in Singapore, is a PCAOB-registered certified public accountant firm which is subject to inspection by PCAOB. The PCAOB currently has access to inspect the working papers of our auditor and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021, which determinations were vacated on December 15, 2022. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the U.S. Securities and Exchange Commission (the “SEC”) to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years, as was formerly required under the HFCA Act before such amendment. If trading in our Class A Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor, Enrome LLP, at such future time, Nasdaq may determine to delist our Class A Ordinary Shares. On August 26, 2022, the PCAOB signed a Statement of Protocol (the “SOP”) with the CSRC and China’s Ministry of Finance (the “MOF”). The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreements”), establish a specific and accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our and our auditor’s control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed. If the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in mainland China and Hong Kong, the companies audited by those auditors would be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act and the Consolidated Appropriations Act. See “Item 3. Key Information—D. Risk Factors— Risks Relating to Doing Business in China—The Ordinary Shares may be delisted under the Holding Foreign Companies Accountable Act (the “HFCA Act”). The delisting of the Ordinary Shares, or the threat of such delisting, may materially and adversely affect the value of your investment. Additionally, the inability of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) to conduct inspections would deprive our investors of the benefits of such inspections” in our Annual Report.

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders.  We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If we determine to pay dividends on any of our ordinary shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiaries, Juli HK and Fanqi HK. Juli HK will rely on payments made from Fujian INLIF, which will in turn rely on payments made from Ewatt as dividends. Fanqi HK will rely on payments made from Ewatt. However, as the PRC government imposes control over currency conversion, it has the authority to conduct exchange transfer reviews, which may impose certain limitations on our ability to transfer cash among our Company, our subsidiaries, and our investors, primarily reflected in the following aspects: (i) we are restricted from injecting capital or providing loans to PRC subsidiaries, which may adversely affect the operations of our PRC subsidiaries; (ii) our PRC subsidiaries may be restricted from paying dividends to us; and (iii) if we are unable to obtain dividends from our PRC subsidiaries, it may adversely impact our dividend distributions, if any, to our investors. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries and thereby prevent us from funding our business,” and “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Conversion of RMB to and from other currency may be subject to governmental control in China” in our Annual Report. Furthermore, any limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” in our Annual Report. We have established controls and procedures for cash flows within our organization based on internal cash management policies established by our finance department, discussed, considered, and reviewed by the relevant departments in our Company, and approved by our chairman of the board of directors. Specifically, our finance department supervises cash management, following the instructions of our management. Our finance department is responsible for establishing our cash operation plan and coordinating cash management matters among our subsidiaries and departments. Each subsidiary and department initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and then submitting it to our finance department. The finance department reviews the cash demand plan and prepares a summary for the management of our Company. Management examines and approves the allocation of cash based on the sources of cash and the priorities of the needs. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred. As of the date of this prospectus, other than the transfer of proceeds of the Company’s initial public offering (the “IPO”) of $5,691,644 from the Company to the Operating Entity, as well as the administrative fee and share transfer and cash payment in connection with the Company’s reorganization during its IPO, no cash transfer or transfer of other assets has occurred among our Company and our subsidiaries.  See “Prospectus Summary—Asset Transfers Between Our Company and Our Subsidiaries” “Prospectus Summary—Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences,” and our audited consolidated financial statements for the fiscal years ended December 31, 2024, 2023, and 2022 in our Annual Report.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an “Emerging Growth Company.””

Neither the Securities and Exchange Commission, any United States state securities commission, the Cayman Islands Monetary Authority, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2026.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, using a “shelf” registration process. Under this shelf registration process, we may offer to sell any of the securities, or any combination of the securities, described in this prospectus, in each case in one or more offerings, up to a total amount of $300,000,000. You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto and the documents incorporated by reference, or to which we have referred you, before making your investment decision. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus supplement or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus, any prospectus supplement or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or amendments thereto, as well as information we have previously filed with the U.S. Securities and Exchange Commission, is accurate as of any date other than the date on the front cover of the applicable document.

If necessary, the specific manner in which the securities may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus or any prospectus supplement-the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“China” or the “PRC” are to the People’s Republic of China;

●	“Class A Ordinary Shares” are to the Class A ordinary shares of INLIF Cayman (as defined below), par value $0.0001 per share;

●	“Class B Ordinary Shares” are to the Class B ordinary shares of INLIF Cayman (as defined below), par value $0.0001 per share;

●	“Fanqi HK” are to Fanqi Enterprise Limited, a Hong Kong corporation, which owns 6% of the equity interests in Ewatt (as defined below) and is 100% owned by Yunfei BVI (as defined below);

●	“Fujian INLIF” are to Fujian INLIF Technology CO., LTD, a limited liability company organized under the laws of the PRC, which is wholly owned by Juli HK (as defined below);

●	“Hong Kong” are to the Hong Kong Special Administrative Region of the People’s Republic of China;

●	“Juli HK” are to Juli Enterprise Limited, a Hong Kong corporation and wholly owned subsidiary of Yunfei BVI;

●	“Operating Entity” or “Ewatt” are to Ewatt Robot Equipment Co., Ltd., a limited liability company organized under the laws of the PRC, which is 94% owned by Fujian INLIF;

●	“ordinary shares” are to the Class A Ordinary Shares and Class B Ordinary Shares;

●	“Renminbi” or “RMB” are to the legal currency of China;

●	“SEC” are to the U.S. Securities and Exchange Commission;

●	“U.S. dollars,” “$,” “USD,” or “dollars” are to the legal currency of the United States;

●	“we,” “us,” “our,” “INLIF Cayman,” “our Company,” and the “Company” are to INLIF LIMITED, a Cayman Islands exempted company; and

●	“Yunfei BVI” are to Yunfei Enterprise Limited, a company formed under the laws of the British Virgin Islands, which is wholly owned by INLIF Cayman.

You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information” and “Incorporation of Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read on the SEC’s website as described under “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Prospectus Summary

Our Corporate Structure

We are a holding company incorporated in the Cayman Islands and not a Chinese operating company. As a result, a substantial majority of our operations are conducted by the Operating Entity established in the PRC. The securities offered in this prospectus are shares of the Cayman Islands holding company instead of shares of the Operating Entity in the PRC. Holders of our securities do not directly own any equity interests in the Operating Entity, but will instead own shares of a Cayman Islands holding company. The Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of our ordinary shares, including that it could cause the value of our ordinary shares to significantly decline or become worthless. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Chinese regulatory authorities could disallow our holding company structure by exerting more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless” in our Annual Report.

The following diagram illustrates our corporate structure as of the date of this prospectus.

*	The percentages of share ownership in INLIF Limited set forth in the diagram represent the proportion of our total issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares, taken together as a single class, that are beneficially owned by each shareholder as of the date of this prospectus.

(1)	Represents 4,376,625 Class B Ordinary Shares indirectly held by Wenzao Huang, our chairman of the board of directors, the 100% beneficial owner of LIANKEN ENTERPRISE LIMITED, as of the date of this prospectus.

(2)	Represents 3,723,750 Class B Ordinary Shares indirectly held by Xiaolong Chen, the 100% beneficial owner of TIANHUA ENTERPRISE LIMITED, as of the date of this prospectus.

(3)	Represents 2,255,000 Class B Ordinary Shares indirectly held by Yunjun Huang, our director, the 100% beneficial owner of XINGCAN ENTERPRISE LIMITED, as of the date of this prospectus.

(4)	Represents 1,394,625 Class B Ordinary Shares indirectly held by Jinliang Xu, the 100% beneficial owner of WEIBO ENTERPRISE LIMITED, as of the date of this prospectus.

We are subject to certain legal and operational risks associated with the business operations of the PRC subsidiaries being based in China, which could cause the value of our securities to significantly decline or become worthless. Applicable PRC laws and regulations governing such current business operations are sometimes vague and uncertain, and, as a result, these risks may result in material changes in the operations of the PRC subsidiaries, significant depreciation of the value of our ordinary shares, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, enhancing supervision over China-based companies listed overseas using variable interest entity structures, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, neither we nor our subsidiaries have been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction related to cybersecurity review under the Cybersecurity Review Measures.  On December 28, 2021, 13 governmental departments of the PRC, including the CAC, issued the Cybersecurity Review Measures, which became effective on February 15, 2022. As confirmed by our PRC counsel, Dacheng, we are not subject to cybersecurity review or network data security review by the CAC under the Cybersecurity Review Measures, because neither Fujian INLIF nor the Operating Entity is a CIIO or online platform operator with personal information of more than one million users. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC— The impact of the Cyberspace Administration of China (the “CAC”)’s increasing oversight over data security remains highly uncertain, particularly for companies with substantial China operations seeking to list on a foreign stock exchange” in our Annual Report. On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, an issuer that issues securities in the same overseas market after its overseas offering and listing shall file with the CSRC within three working days after the completion of the offering. Failure to comply with the filing requirements may result in the company being ordered to make corrections, issued a warning, and imposed a fines.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require us and our PRC subsidiaries to incur additional costs and effort to ensure compliance with such regulations or interpretations. As such, our Operating Entity in the PRC may be subject to governmental and regulatory interference in the provinces in which it operates. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—The PRC government exerts substantial influence over the manner in which the PRC subsidiaries conduct their business activities. The PRC government may also intervene or influence the PRC subsidiaries’ operations, which could result in a material change in the PRC subsidiaries’ operations” in our Annual Report.

The same legal and operational risks associated with operations in China also apply to operations in Hong Kong. Hong Kong was established as a special administrative region of the PRC in accordance with Article 31 of the Constitution of the PRC. The Basic Law was adopted and promulgated on April 4, 1990 and became effective on July 1, 1997, when the PRC resumed the exercise of sovereignty over Hong Kong. Pursuant to the Basic Law, Hong Kong is authorized by the National People’s Congress of the PRC to exercise a high degree of autonomy and enjoy executive, legislative, and independent judicial power, under the principle of “one country, two systems,” and the PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs, and other matters that are not within the scope of autonomy). However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Due to the changes in PRC laws, regulations, or policies, the Basic Law may be revised in the future and thus we may face the same legal and operational risks associated with the PRC subsidiaries operating in the PRC. If there is a significant change to current political arrangements between mainland China and Hong Kong, or if the applicable laws, regulations, or interpretations change, our Hong Kong subsidiaries, Juli HK and Fanqi HK, may become subject to PRC laws or authorities. As a result, our Hong Kong subsidiaries could incur material costs to ensure compliance, be subject to fines, experience devaluation of securities or delisting, no longer conduct offerings to foreign investors, and no longer be permitted to continue their current business operations.

In addition, our Class A Ordinary Shares may be prohibited from trading on a national exchange under the HFCA Act (as amended as described hereinbelow), if the PCAOB is unable to inspect our auditors for two consecutive years beginning in 2021. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. Our auditor, Enrome LLP, headquartered in Singapore, is a PCAOB-registered certified public accountant firm which is subject to inspection by PCAOB. The PCAOB currently has access to inspect the working papers of our auditor and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021, which determinations were vacated on December 15, 2022. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, the Consolidated Appropriations Act was signed into law, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, as was formerly required under the HFCA Act before such amendment. If trading in our Class A Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor, Enrome LLP, at such future time, Nasdaq may determine to delist our Class A Ordinary Shares. On August 26, 2022, the PCAOB signed the SOP with the CSRC and the MOF. The SOP Agreements establish a specific and accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our and our auditor’s control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed. If the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in mainland China and Hong Kong, the companies audited by those auditors would be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act and the Consolidated Appropriations Act. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in China—The Ordinary Shares may be delisted under the Holding Foreign Companies Accountable Act (the “HFCA Act”). The delisting of the Ordinary Shares, or the threat of such delisting, may materially and adversely affect the value of your investment. Additionally, the inability of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) to conduct inspections would deprive our investors of the benefits of such inspections” in our Annual Report.

Business Overview

The Operating Entity, established in September 2016, is engaged in the research, development, manufacturing, and sales of injection molding machine-dedicated manipulator arms. It is also a provider of installation services and warranty services for manipulator arms, and accessories and raw materials for manipulator arms.

The Operating Entity produces an extensive portfolio of injection molding machine-dedicated manipulator arms, including transverse single and double-axis manipulator arms, transverse and longitudinal multi-axis manipulator arms, and large bullhead multi-axis manipulator arms, which are developed by the Operating Entity. The products are equipped with high-precision linear guide rails for guiding operation, giving them precise positioning, high movement speed, and stable operation. They can be used in linear, planar, and three-dimensional workpiece handling, detection positioning, automatic assembly, and other processes, demonstrating significant value in replacing manual labor, improving production efficiency, and stabilizing product quality. These products were sold to 135, 117, and 101 customers for the fiscal years ended December 31, 2024, 2023, and 2022, respectively.

The Operating Entity generates its revenue from the following sources: (i) sales of injection molding machine-dedicated manipulator arms under its own brand iNLIF (因立夫), and the provision of installation and warranty services for the manipulator arms sold; (ii) sales of injection molding machine-dedicated manipulator arms accessories, including conveyor belts, welded bases, and reducer mounting plates; (iii) sales of raw materials and scraps of injection molding machine-dedicated manipulator arms; and (iv) the provision of installation services to customers who procure the Operating Entity’s injection molding machine-dedicated manipulator arms through third-party vendors.

For the fiscal years ended December 31, 2024, 2023, and 2022, we had total revenue of $15,796,983, $12,610,873, and $6,652,308, and net income of $1,627,977, $1,352,511, and $537,555, respectively.

As part of our long-term strategic transformation, the Company is accelerating its expansion into the new energy sector, which includes the development of advanced automation solutions for the lithium battery and energy storage industries. we have developed new energy sector-focused products, such as the Cell Outer Blue Film Dispensing System, Module Bonding & Dispensing Equipment, and Automated Production Line for Energy Storage Battery Modules.

Competitive Strengths

We believe that the following strengths contribute to the Operating Entity’s success and differentiate it from its competitors:

●	strong research and development (“R&D”) capability;

●	comprehensive quality control system;

●	experienced management team; and

●	a broad range of customer base.

Growth Strategies

We intend to grow the Operating Entity’s business using the following key strategies:

●	enhance production capacity;

●	increase R&D investment; and

●	expand sales network.

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully under “Risk Factors” in this prospectus and “Item 3. Key Information—D. Risk Factors” in our Annual Report.

Risks Relating to Doing Business in the PRC

Risks and uncertainties related to doing business in China include, but are not limited to, the following:

●	We may be affected by changes in the political and economic policies of the PRC government.

●	Uncertainties with respect to the enforcement of laws, and changes in laws and regulations in China with little advance notice, could materially and adversely affect us.

●	The PRC government exerts substantial influence over the manner in which the PRC subsidiaries conduct their business activities. The PRC government may also intervene or influence the PRC subsidiaries’ operations, which could result in a material change in the PRC subsidiaries’ operations.

●	The PRC government has significant authority to exert influence on our operations in mainland China.

●	Chinese regulatory authorities could disallow our holding company structure by exerting more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

●	The Class A Ordinary Shares may be delisted under the HFCA Act. The delisting of the Class A Ordinary Shares, or the threat of such delisting, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections would deprive our investors of the benefits of such inspections.

●	We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

Risks Relating to the Operating Entity’s Business and Industry

Risks and uncertainties related to the Operating Entity’s business and industry include, but are not limited to, the following:

●	Our expansion into the new energy sector may not succeed, and may adversely affect our business, financial condition, and results of operations.

●	The Operating Entity’s research and development, acquisitions, and licensing efforts may fail to generate new products.

●	Manufacturing problems may cause product launch delays, inventory shortages, recalls or unanticipated costs.

●	The Operating Entity may fail to detect or cure defects of its products.

●	If the Operating Entity fails to successfully develop and commercialize new industrial manipulator arms in a timely manner, the operating results may be materially adversely affected.

●	The Operating Entity has a limited operating history, which makes it difficult to evaluate our future prospects.

●	The Operating Entity sources its raw materials used for manufacturing from a limited number of suppliers. If the Operating Entity loses one or more of the suppliers, its operation may be disrupted, and both the Operating Entity’s and our results of operations may be adversely and materially impacted.

●	A significant portion of the total revenue of the Operating Entity is derived from a few major customers. A loss of business from any of these major customers may have a significant negative impact on the Operating Entity’s business and financial performance.

Risks Relating to our Ordinary Shares and the Trading Market

We are subject to general risks and uncertainties relating to our ordinary shares and the trading market, including, but not limited to, the following:

●	If we cannot continue to satisfy the listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

●	The public shareholders hold a minority interest in our Company and our directors, officers and other holders of 5% or more of our ordinary shares continue to have significant influence over us.

●	If we fail to implement and maintain an effective system of internal controls or fail to remediate the material weaknesses in our internal control over financial reporting that have been identified, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our Class A Ordinary Shares may be materially and adversely affected.

●	Substantial future sales of our Class A Ordinary Shares or the anticipation of future sales of our Class A Ordinary Shares in the public market could cause the price of our Class A Ordinary Shares to decline.

●	We do not intend to pay dividends in the foreseeable future.

●	The market price of our Class A Ordinary Shares may be volatile or may decline regardless of our operating performance.

●	If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

●	Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our ordinary shares.

●	If we are classified as a passive foreign investment company, United States taxpayers who own our ordinary shares may have adverse United States federal income tax consequences.

Permissions or Approval Required from the PRC Authorities for Our Operation and Offering

Our PRC legal counsel, Dacheng, has advised us that, in order to operate our business activities as currently conducted in China, the PRC subsidiaries are required to obtain a business license from the State Administration for Market Regulation (the “SAMR”). As of the date of this prospectus, as confirmed by Dacheng, our PRC legal counsel, each of our PRC subsidiaries has obtained a valid business license from the SAMR and no application for any such license has been denied. However, it is uncertain whether we or our PRC subsidiaries will be required to obtain additional approvals, licenses, or permits in connection with our business operations pursuant to evolving PRC laws and regulations, and whether we would be able to obtain and renew such approvals on a timely basis or at all. Failing to do so could result in a material change in our operations, and the value of our ordinary shares could depreciate significantly or become worthless. As of the date of this prospectus, our PRC counsel, Dacheng, has advised us that neither we nor any of the PRC subsidiaries (1) is subject to approval requirements from the CSRC, the CAC, or any other entity to approve our operations, and (2) has been denied such permissions by any PRC authorities.

However, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the “Opinions,” which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision over overseas listings by Chinese companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-concept overseas-listed companies and the demand for cybersecurity and data privacy protection. On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which came into effective on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of offerings or listing application. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. As of the date of this prospectus, neither we nor our subsidiaries have received any inquiry, notice, warning, or sanctions regarding our overseas listing from the CSRC or any other PRC governmental authorities. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our Operating Entity, our ability to accept foreign investments, and our listing on a U.S. exchange. The SCNPC or PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us and our subsidiaries to obtain regulatory approval from Chinese authorities for listing in the U.S.

On February 24, 2023, the CSRC, together with the MOF, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing, which were issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the “Provisions.” The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies,” and came into effect on March 31, 2023 together with the Trial Measures. One of the major revisions to the revised Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, among other things, (a) a domestic company that plans to provide, publicly disclose to relevant individuals or entities, including securities companies, securities service providers, and overseas regulators, or provide, publicly disclose any documents and materials that contain state secrets or working secrets of government agencies through its overseas listed entity, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) a domestic company that plans to provide, publicly disclose to relevant individuals and entities, including securities companies, securities service providers, and overseas regulators, or provide, publicly disclose any other documents and materials that, if leaked, will be detrimental to national security or public interest through its overseas listed entity, shall strictly fulfill relevant procedures stipulated by applicable national regulations. Any failure or perceived failure by our Company, or our PRC subsidiaries to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities; where a suspected crime is involved, the case shall be transferred to the judicial authorities for criminal investigation according to law.

As there are still uncertainties regarding the interpretation and implementation of such regulations, we cannot assure you that we will be able to comply with new regulatory requirements relating to our listing and our future overseas capital-raising activities and we may become subject to more stringent requirements with respect to matters such as cross-border investigation, data privacy, and enforcement of legal claims.

Notwithstanding the foregoing, as of the date of this prospectus, we have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our PRC subsidiaries’ operations.

The Cybersecurity Review Measures, which became effective on February 15, 2022, provide that, in addition to CIIOs that intend to purchase Internet products and services, online platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures further require that CIIOs and data processing operators that possess personal data of at least one million users must apply for a review by the Cybersecurity Review Office of the PRC before conducting listings in foreign countries. As of the date of this prospectus, we have not received any notice from any authorities identifying any of our PRC subsidiaries as a CIIO or requiring us to go through cybersecurity review or network data security review by the CAC. As confirmed by our PRC counsel, Dacheng, we are not subject to cybersecurity review or network data security review by the CAC under the Cybersecurity Review Measures, because our PRC subsidiaries are not CIIOs or online platform operators with personal information of more than one million users. There remains uncertainty, however, as to how the Cybersecurity Review Measures will be interpreted or implemented and whether the PRC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our PRC subsidiaries’ business and our offering.

To operate business activities in Hong Kong, every company must register its business with the Business Registration Office of the Inland Revenue Department in Hong Kong and make an application for business registration within one month of commencement of business. Any person who fails to comply is subject to a maximum fine of HK$5,000 and one year of imprisonment. As of the date of this prospectus, our Hong Kong subsidiaries have obtained valid business registration certificates. There is no statutory or mandatory permission or regulatory approval required for the provision of customized servers and ancillary software and services in Hong Kong. As of the date of this prospectus, neither we nor our Hong Kong subsidiaries are required to obtain (i) any permission or approval from Hong Kong authorities to offer the securities being registered to foreign investors outside Hong Kong, or (ii) any permission or approval from Hong Kong authorities to operate their business except for the aforementioned business registration certificates. However, it is uncertain whether we or our Hong Kong subsidiaries will be required to obtain additional permissions or approval from Hong Kong authorities to operate business or offer securities to foreign investors in the future, and whether we would be able to obtain such permissions or approvals. If we are unable to obtain such permissions or approvals if required in the future because applicable laws, regulations, or interpretations change, or inadvertently conclude that such permissions or approvals are not required, then the value of our ordinary shares may depreciate significantly or become worthless.

Asset Transfers Between Our Company and Our Subsidiaries

As of the date of this prospectus, other than the transfer of proceeds of the Company’s IPO of $5,691,644 from the Company to the Operating Entity, as well as the administrative fee and share transfer and cash payment in connection with the Company’s reorganization during its IPO, no cash transfer or transfer of other assets has occurred among our Company and our subsidiaries.  We have established controls and procedures for cash flows within our organization based on internal cash management policies established by our finance department, discussed, considered, and reviewed by the relevant departments in our Company, and approved by our chairman of the board of directors. Specifically, our finance department supervises cash management, following the instructions of our management. Our finance department is responsible for establishing our cash operation plan and coordinating cash management matters among our subsidiaries and departments. Each subsidiary and department initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and then submits it to our finance department. The finance department reviews the cash demand plan and prepares a summary for the management of our Company. Management examines and approves the allocation of cash based on the sources of cash and the priorities of the needs. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred.

Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Subject to the passive foreign investment company rules, the gross amount of distributions we make to investors with respect to our ordinary shares (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Under the Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid out of share premium if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

If we determine to pay dividends on any of our ordinary shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiaries, Juli HK and Fanqi HK. However, as the PRC government imposes control on the conversion of RMB into foreign currencies and the remittance of currencies out of mainland China, it has the authority to conduct reviews on cross-border transfer in and out of mainland China, which may impose certain limitations on our ability to transfer funds among our Company, our subsidiaries, and our investors, primarily reflected in the following aspects: (i) we are restricted from injecting capital or providing loans to our PRC subsidiaries, which may adversely affect the operations of our PRC subsidiaries; (ii) our PRC subsidiaries may be restricted from paying dividends to us; and (iii) if we are unable to obtain dividends from our PRC subsidiaries, it may adversely impact dividend distributions, if any, to our investors. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries and thereby prevent us from funding our business,” and “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Conversion of RMB to and from other currency may be subject to governmental control in China” in our Annual Report. Furthermore, any limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” in our Annual Report.

Current PRC regulations permit Fujian INLIF to pay dividends to Juli HK only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. For instance, the Circular on Promoting the Reform of Foreign Exchange Management and Improving Authenticity and Compliance Review, issued on January 26, 2017, provides that banks shall, when dealing with dividend remittance transactions from a domestic enterprise to its offshore shareholders of more than $50,000, review the relevant board resolutions, original tax filing form, and audited financial statements of such domestic enterprise based on the principle of genuine transaction. Furthermore, if Fujian INLIF and its subsidiary, Ewatt, incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our PRC subsidiaries are unable to receive revenue from the PRC subsidiaries operations, we may be unable to pay dividends on our ordinary shares.

Cash dividends, if any, on our ordinary shares will be paid in U.S. dollars. Juli HK may be considered a non-resident enterprise for tax purposes, so that any dividends Fujian INLIF pays to Juli HK may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. See “Item 10. Additional Information—E. Taxation” in our Annual Report.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income (the “Double Tax Avoidance Arrangement”), the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends paid by Fujian INLIF to their immediate holding company, Juli HK. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority.  Juli HK intends to apply for the tax resident certificate if and when Fujian INLIF plans to declare and pay dividends to Juli HK. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—We may be deemed to be a PRC resident enterprise under the Enterprise Income Tax Law, and be subject to the PRC taxation on our worldwide income, which may significantly increase our income tax expenses and materially decrease our profitability” in our Annual Report.

Implications of Being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in the IPO;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure; and

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

We intend to take advantage of the above-described reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act until we no longer meet the definition of an emerging growth company. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year ending December 31, 2029, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our ordinary shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status

As a Cayman Islands company listed on the Nasdaq Capital Market, we are subject to the Nasdaq corporate governance listing standards. Nasdaq rules, however, permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the Nasdaq corporate governance listing standards.

Pursuant to the home country rule exemption set forth under Nasdaq Listing Rule 5615, the board of directors of the Company has elected to follow the Company’s home country rules for exemption from the requirements as follows:

Nasdaq Listing Rule 5635, which requires a listed company to obtain shareholder approval for certain dilutive events, including:

●	issuance of securities in connection with the acquisition of the stock or assets of another company;

●	issuance of securities that will result in a change of control of the Company;

●	issuance of securities when a stock option or purchase plan or other equity compensation arrangement is established or materially amended; and

●	certain transactions other than a public offering involving issuances of a 20% or greater interest in the Company.

Other than those described above, there are no significant differences between the Company’s corporate governance practices and those followed by U.S. domestic companies under Nasdaq Capital Market corporate governance listing standards.

Corporate Information

Our principal executive offices are located at No. 88, Hongsi Road, Yangxi New Area, Honglai Town, Nan’an City, Quanzhou, the PRC, and our phone number is +86 15375760760. Our registered office in the Cayman Islands is located at the Office of Maples Corporate Services Limited of PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, and the phone number of our registered office is +852 252 9333. We maintain a corporate website at www.yiwate88.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

The SEC maintains a website at www.sec.gov that contains reports, proxies, and information statements, and other information regarding issuers that file electronically with the SEC using its EDGAR system.

Recent Developments

Nasdaq Notice of Deficiency

As previously disclosed on Form 6-K, filed with the SEC on October 30, 2025, on October 27, 2025, the Company received a deficiency letter (the “Notice”) from the Nasdaq Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”). The Notice informed the Company that, based upon the closing bid price of the Company’s Class A Ordinary Shares over the 30 consecutive business day period between September 11, 2025 and October 24, 2025, the Company is not in compliance with the requirement to maintain a minimum bid price of $1.00 per share of its Class A Ordinary Shares for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The Notice has no immediate effect on the continued listing status of the Class A Ordinary Shares on The Nasdaq Capital Market. The Company has been provided a compliance period of 180 calendar days, or until April 27, 2026, to regain compliance with the Minimum Bid Price Requirement.

Share Capital Reorganization

On June 9, 2025, the Company held its annual general meeting of shareholders, at which the shareholders approved, among other matters, (a) the re-election of directors, (b) a share capital reorganization, under which the Company’s authorized share capital will be re-designated and re-classified from US$50,000 divided into 500,000,000 ordinary shares of par value US$0.0001 each, to US$50,000 divided into 350,000,000 Class A Ordinary Shares of par value US$0.0001 each and 150,000,000 Class B Ordinary Shares of par value US$0.0001 each (the “Share Capital Reorganization”); (c) the adoption of the third amended and restated memorandum and articles of association to reflect the Share Capital Reorganization; and (d) a share repurchase and issuance, under which the Company will repurchase a total of 12,500,000 Class A Ordinary Shares held by certain shareholders (the “Class B Shareholders”) out of the proceeds of the fresh issuance of a total of 12,500,000 Class B Ordinary Shares at par value to the Class B Shareholders to be made for the purposes of the repurchase, subject to and immediately following the effectiveness of the Share Capital Reorganization. Further details regarding the meeting and voting results are included in the Company’s Form 6-K furnished on May 22, 2025 and June 9, 2025, which are incorporated herein by reference.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below and in Part I, Item 3, D. Risk Factors in our most recent Annual Report on Form 20-F, together with the other information set forth in this prospectus, and in the other documents that we include or incorporate by reference into this prospectus, as updated by our Current Reports on Form 6-K and other filings we make with the SEC, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, before making a decision about investing in our securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any risks actually occur, our business, financial condition and results of operations may be materially and adversely affected. In such an event, the trading price of our ordinary shares could decline and you could lose part or all of your investment.

Please see “Where You Can Find More Information” and “Incorporation of Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

Risks Relating to the Operating Entity’s Business and Industry

Our expansion into the new energy sector may not succeed, and may adversely affect our business, financial condition, and results of operations.

As part of our long-term strategic transformation, the Company is accelerating its expansion into the new energy sector, which includes the development of advanced automation solutions for the lithium battery and energy storage industries. Driven by the continued growth in overall market demand for new energy solutions, the Company remains confident in its strategic expansion into this sector. However, notwithstanding this confidence, such expansion exposes us to new risks and uncertainties. While we have developed new energy sector-focused products, such as the Cell Outer Blue Film Dispensing System, Module Bonding & Dispensing Equipment, and Automated Production Line for Energy Storage Battery Modules, we face the challenges of scaling operations in a rapidly evolving market, the potential for increased competition, and the risks associated with the high capital expenditures required for research and development in this sector. Furthermore, our ability to deliver turnkey solutions that meet the demands of the new energy market will depend on our continued investment in R&D, the successful integration of new technologies, and the expansion of our talent pool across engineering, R&D, and supply chain functions. If we are unable to effectively execute our strategy in the new energy sector, or if we face unforeseen technical or operational challenges, it could adversely affect our business, financial condition, and results of operations.

Risks Relating to our Ordinary Shares and the Trading Market

If we cannot continue to satisfy the listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

Our Clas A Ordinary Shares are listed on the Nasdaq Capital Market. We cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market. In order to maintain our listing on the Nasdaq Capital Market, we are required to comply with certain rules of the Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. On October 27, 2025, we received a letter from the Listing Qualifications Department of Nasdaq notifying us that for the last 30 consecutive business days the closing bid price for our Class A Ordinary Share was below $1.00 per share, which is the minimum closing bid price required for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (collectively, the “Notice”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we are provided a compliance period of 180 calendar days from the date of the Notice, or until April 27, 2026, to regain compliance with the minimum closing bid price requirement. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market subsequently delists our securities from trading, we could face significant consequences, including:

●	a limited availability for market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our ordinary shares are a “penny stock,” which will require brokers trading in our ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our ordinary shares;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will describe the terms of the offering, including the following information, if applicable:

●	the name or names of any dealers or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any offering price to the public;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any commissions paid to agents.

Sale through underwriters or dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct sales and sales through agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed delivery contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market making, stabilization and other transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative transactions and hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

DESCRIPTION OF ORDINARY SHARES

The following is a summary of material provisions of our third amended and restated memorandum and articles of association currently in effect, as well as the Companies Act (Revised) of the Cayman Islands (the “Cayman Companies Act”) insofar as they relate to the material terms of our ordinary shares. For more complete information, you should read the entirety of our third amended and restated memorandum and articles of association, which is being filed with the U.S. Securities and Exchange Commission as Appendix A to the Exhibit 99.1 to the report on Form 6-K filed with the SEC on May 22, 2025.

Type and Class of Securities

Our authorized share capital is $50,000 divided into 350,000,000 Class A Ordinary Shares of a nominal or par value $0.0001 per share, and 150,000,000 Class B Ordinary Shares of a nominal or par value $0.0001 per share, of which 6,400,000 Class A Ordinary Shares are issued and outstanding, and 12,500,000 Class B Ordinary Shares are issued and outstanding as of the date of this prospectus.

Our ordinary shares may be held in either certificated or uncertificated form.

Preemptive Rights

The holders of our ordinary shares do not have pre-emptive rights under the Cayman Companies Act or pursuant to our third amended and restated memorandum and articles of association.

Rights of Ordinary Shares

Ordinary Shares

All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form, and are issued when registered in our register of members.  Every person whose name is entered as a shareholder in the register of members, shall without payment, be entitled to a share certificate signed by our director specifying the share or shares held and the amount paid up thereof, provided that in respect of a share or shares held jointly by several persons, our Company shall not be bound to issue more than one share certificate and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. We may not issue shares or warrants to bearer.

Subject to the provisions of the Cayman Companies Act and our third amended and restated articles of association regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to ordinary shares. No share may be issued at a discount except in accordance with the provisions of the Cayman Companies Act.

Dividends

Subject to the provisions of the Cayman Companies Act and any rights attaching to any class or classes of shares under and in accordance with the articles:

(a)	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b)	our shareholders may, by ordinary resolution, declare final dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Cayman Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

Holders of Class A Ordinary Shares and Class B Ordinary Shares have the right to receive notice of, attend, speak and vote at general meetings of the Company. Holders of shares of Class A Ordinary Shares and Class B Ordinary Shares shall, at all times, vote together as a single class on all matters submitted to a vote for Members’ consent.

Each Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to the vote at general meetings of the Company; whereas, each Class B Ordinary Share shall be entitled to twenty (20) votes on all matters subject to the vote at general meetings of the Company.

Conversion Right

In respect of a holder of Class B Ordinary Shares, subject to the provisions of the Articles and to any applicable fiscal or other laws or regulations including the Cayman Companies Act, to convert all or any of its Class B Ordinary Shares, into Class A Ordinary Shares in its discretion on a one-to-one basis. A holder of Class A Ordinary Shares shall have no rights to convert Class A Ordinary Shares into Class B Ordinary Shares under any circumstances.

General Meetings of Shareholders

As a Cayman Islands exempted company, we are not obligated by the Cayman Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they consider necessary or desirable. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten percent of the rights to vote in respect to the matter for which the meeting is requested, deposited at the registered office of the Company. The written requisition shall specify (a) the place, the date, and the hour of the meeting; (b) whether the meeting will be held virtually, at a physical place or both; (c) if the meeting is to be held in any part of a physical place, the address of such place; (d) if the meeting is to be held in two or more places, the technology that will be used to facilitate the meeting; (e) subject to the following paragraph, and the requirement of the rules of Nasdaq (to the extent applicable), the general nature of the business to be transacted; and (f) if a resolution is proposed as a special resolution, the text of that resolution. If the directors do not convene such meeting within 21 clear days after the date of such deposit, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of that period in which case all reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least five clear days’ notice of a general meeting counting from the date service is deemed to take place as provided in our articles of association shall be given to such persons entitled to receive such notices from our Company under our articles of association.

Subject to the Cayman Companies Act and with the consent of all shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum shall consist of the presence (whether in person or represented by proxy) of (i) if we have only one member, that member; (b) if we have more than one member, one or more members holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place 7 days hence, or to such other time or place as is determined by the directors. If a quorum is not present at the meeting within fifteen minutes of the time appointed for the adjourned meeting, then the shareholders present in person or by proxy at the meeting shall constitute a quorum.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 7 clear days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

At any general meeting a resolution put to the vote of the meeting shall be decided on a poll.

In the case of an equality of votes, the chairman of the meeting at which the poll is demanded, shall not be entitled to a second or casting vote.

Transfer of Ordinary Shares

Subject to any applicable requirements set forth in the articles of association of our Company and provided that a transfer of shares complies with applicable rules of Nasdaq, a shareholder may transfer all or any of his shares to another person by an instrument in writing in any usual or common form or in a form prescribed by Nasdaq or in any other form which the directors may approve or on behalf of the transferor.

The transferor shall be deemed to remain the holder of an ordinary share until the name of the transferee is entered into our register of members in respect of the relevant shares.

Subject to the rules of Nasdaq and our articles of association, our board of directors may, but are not required to, decline to register any transfer of any share unless: (i) the instrument of transfer is lodged with the Company, accompanied by the certificate (if any) for the shares to which it relates and such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer; (ii) the instrument of transfer is in respect of only one class of shares; (iii) the instrument of transfer is properly stamped, if required; (iv) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; (v) the shares transferred are fully paid up and free of any lien in favor of the Company; and (vi) any applicable fee of such maximum sum as the Nasdaq may determine to be payable, or such lesser sum as the board of directors may from time to time require, related to the transfer is paid to the Company.

If our directors refuse to register a transfer, they shall, within one month after the date on which the transfer was lodged with the Company, to send to each of the transferor and the transferee notice of such refusal.

All instruments of transfer which shall be registered shall be retained by the Company.

Liquidation

If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Cayman Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the shareholders the whole or any part of our assets whether they shall consist of property of the same kind or not and may and, for that purpose, to set value as he deems fair upon any property to be divided as aforesaid and determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b)	to vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as the liquidators, with the like approval, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

Calls on Shares and Forfeiture of Shares

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or by way of premium or otherwise), and each shareholder shall (subject to receiving at least 14 clear days’ notice in writing specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable, the person from whom the sum is due and payable shall pay interest on the sum from the day it became due and payable until it is paid (i) at the rate fixed by the terms of allotment of the shares or in the notice of the call; or (ii) if no rate is fixed, at ten percent per annum. The directors waive payment of the interest wholly or in part.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any call or installment of a call with any interest on the day appointed for payment thereof, the directors may, at any time thereafter during such time as any part of such call or installment remains unpaid, serve such shareholder not less than 14 clear days’ notice requiring payment of so much of the call or installment as is unpaid and specifying the amount unpaid including any interest and expenses accrued by the reason of such non-payment. The notice shall state the place where payment is to be made and also contain a warning that in the event of non-payment at or before the time appointed the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share in respect of which the notice has been given be forfeited. The forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before the forfeiture. Despite the foregoing, the board may determine that any share the subject of that notice be accepted by us as surrendered by the shareholder holding that share in lieu of forfeiture.

A forfeited share may be sold, cancelled or otherwise disposed of on such terms and in such manner as the directors in their absolute discretion think fit, and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors in their absolute discretion think fit.

A person whose shares have been forfeited shall be removed from the register of members as the holder of the forfeited shares and that person shall cease to be a shareholder in respect of the forfeited shares, and that person shall surrender to us for cancellation the certificate (if any) for the forfeited or surrendered shares. Despite the forfeiture or surrender of the shares, that person shall remain liable to pay to us all monies which at the date of forfeiture or surrender were payable by him to us in respect of the shares, together with all expenses; and interest from the date of forfeiture or surrender until payment.

A declaration in writing that the declarant is a director of our Company, and that a share in our Company has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Cayman Companies Act.

Redemption and Purchase of Own Shares

Subject to the Cayman Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

(a)	issue shares that are to be redeemed or liable to be redeemed, at the option of us or the member holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

(b)	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attached to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our opinion on the terms and in the manner which the directors determine at the time of such variation; and

(c)	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine and agree with the shareholders.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Cayman Companies Act, including out of any combination of capital, our profits, and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie if so authorized by the terms of the issue of the shares being redeemed or purchased or with the agreement of the holder of such shares.

Issuance of Additional Shares

Our third amended and restated memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under the Cayman Companies Act to inspect or obtain copies of our register of members or our corporate records.

Requirements to Change the Rights of Holders of Ordinary Shares

Variations of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied or abrogated either with the consent in writing of the holders of two-thirds of the issued shares of that class, or with the sanction of a resolution passed by at least a two-thirds majority of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Limitations on the Rights to Own Ordinary Shares

There are no limitations imposed by our third amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares.

Provisions Affecting Any Change of Control

Anti-Takeover Provisions

Some provisions of our third amended and restated memorandum and articles of association may discourage, delay, or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders.

Under the Cayman Companies Act, our directors may only exercise the rights and powers granted to them under our third amended and restated memorandum and articles of association for what they believe in good faith to be in the best interests of our company and for a proper purpose.

Ownership Threshold

There are no provisions in our third amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Changes in Capital

Subject to the Cayman Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our authorized share capital;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	convert all or any of our paid-up shares into stock, and reconvert that stock into paid up shares of any denomination;

(d)	sub-divide our existing shares or any of them into shares of an smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(e)	cancel any shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Subject to the Cayman Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce its share capital in any way.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our ordinary shares. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of the warrant and/or warrant agreement, if any, which may include a form of warrant certificate, as applicable that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase the number of ordinary shares of the relevant class or series at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase ordinary shares, holders of the warrants will not have any of the rights of holders of ordinary shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the ordinary shares purchasable upon exercise, if any.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities which may or may not be converted into our ordinary shares. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities. In connection with the issuance of any debt securities, we do not intend to issue them pursuant to a trust indenture upon reliance of Section 304(a)(8) of the Trust Indenture Act and Rule 4a-1 promulgated thereunder.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find More Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants.

Prior to the conversion of their debt securities, holders of debt securities convertible for ordinary shares will not have any rights of holders of ordinary shares, and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

The provisions described in this section, as well as those described under “Description of Ordinary Shares” and “Description of Warrants” will apply to each unit and to any ordinary share or warrant included in each unit, respectively.

We may issue units in such amounts and in numerous distinct series as we determine.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated under the laws of the Cayman Islands in order to enjoy certain benefits, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include: (i) the Cayman Islands has a less exhaustive body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors than the United States; and (ii) Cayman Islands companies may not have standing to sue before the federal courts of the United States. Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors, and shareholders, be arbitrated.

All of our assets are located in the PRC. In addition, all of our directors and officers are PRC nationals and residents of mainland China or Hong Kong and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult or impossible for shareholders to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for shareholders to enforce judgments obtained in United States courts based on the civil liability provisions of the United States federal securities laws against us and our executive officers and directors.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the state and federal courts of the United States related to this registration agreement.

Ogier, our legal counsel with respect to the laws of the Cayman Islands, and Dacheng, our counsel with respect to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would (i) recognize or enforce judgments of United States courts based on certain civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Ogier has further advised us that there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment: (a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final; (d) is not in respect of taxes, a fine or a penalty; (e) was not obtained by fraud; and (f) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the United States courts under civil liability provisions of the securities laws if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. As the courts of the Cayman Islands have yet to rule on making such a determination, it is uncertain whether such civil liability judgments from the United States courts would be enforceable in the Cayman Islands. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Dacheng has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. There are no treaties or other forms of reciprocity between China and the United States for the mutual recognition and enforcement of court judgments. Dacheng has further advised us that under PRC law, PRC courts will not enforce a foreign judgment against us or our officers and directors if the court decides that such judgment violates the basic principles of PRC law or national sovereignty, security, or public interest, thus making the recognition and enforcement of a U.S. court judgment in China difficult.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in our Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

LEGAL MATTERS

We are being represented by McCarter & English, LLP, New York, New York with respect to certain legal matters as to United States federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier, our counsel as to Cayman Islands law. Legal matters as to PRC law will be passed upon for us by Dacheng. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The financial statements incorporated by reference in this prospectus for the fiscal year ended December 31, 2024 have been audited by Enrome LLP, an independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The office of Enrome LLP is located at 143 Cecil Street #19-03/04, GB Building, Singapore 069542.

The financial statements incorporated by reference in this prospectus for the fiscal years ended December 31, 2023 and 2022 have been audited by Onestop Assurance PAC, an independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The office of Onestop Assurance PAC is located at 10 Anson Road, #13-09 International Plaza, Singapore 079903.

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings may also be obtained over the Internet at the SEC’s website at www.sec.gov.

Our corporate website is www.yiwate88.com. The information contained on our websites is not a part of this prospectus. Our authorized representative and agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, Tel: +1 (212) 947-7200.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference in this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents:

●	our annual report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on April 28, 2025;

●	our reports of foreign private issuer on Form 6-K filed with the SEC on May 22, 2025, June 9, 2025, September 29, 2025, October 30, 2025, and December 18, 2025, respectively;

●	the description of our ordinary shares set forth in the registration statement on Form 8-A, filed with the SEC on December 30, 2024, as supplemented by the “Description of Ordinary Shares” included in this prospectus and including any amendment or report filed for the purpose of updating such description;

●	any future annual reports on Form 20-F filed with the SEC after the date of the filing of the registration statement of which this prospectus forms a part and prior to the termination of the offering of the securities offered by this prospectus; and

●	any future reports on Form 6-K that we furnish to the SEC after the date of the filing of the registration statement of which this prospectus forms a part that are identified in such reports as being incorporated by reference in this prospectus.

Our most recent Annual Report on Form 20-F contains descriptions of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements are prepared in accordance with accounting principles generally accepted in the United States.

The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC using its EDGAR system. We maintain our website at www.yiwate88.com. The information contained on our websites does not form a part of this prospectus.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus but not delivered with the prospectus will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

INLIF LIMITED

No. 88, Hongsi Road, Yangxi New Area, Honglai Town

Nan’an City, Quanzhou, the PRC

Tel: +86 15375760760

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

INLIF LIMITED

Up to 435,000 Class A Ordinary Shares

Series A Warrants to purchase 7,352,943 Class A Ordinary Shares

Series B Warrants to purchase up to 7,352,943 Units, each Unit consisting of one Class A Ordinary Share (or one Pre-Funded Warrant in lieu thereof) and one Series A Warrant

Series C Warrants to purchase up to 5,009,193 Class A Ordinary Shares

Pre-Funded Warrants to purchase 1,908,750 Class A Ordinary Shares

Up to 28,976,772 Class A Ordinary Shares Underlying the Pre-Funded Warrants, Series A Warrants, Series B Warrants, Series C Warrants

PROSPECTUS SUPPLEMENT

Placement Agent

Maxim Group LLC

October 19, 2026